As filed with the Securities and Exchange Commission on April 10, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PAVMED INC.

(Exact name of Registrant as specified in its charter)

Delaware	3841	47-1214177
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Grand Central Place, Suite 4600

New York, NY 10165

(212) 949-4319

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Lishan Aklog, M.D.

Chairman and Chief Executive Officer

PAVmed Inc.

One Grand Central Place, Suite 4600

New York, NY 10165

(212) 949-4319

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark J. Wishner, Esq.

Christopher A. Bugel, Esq.

Greenberg Traurig, LLP

1750 Tysons Boulevard

Suite 1000

McLean, Virginia 22102

(703) 749-1300

(703) 749-1301 - Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement and after all conditions of the exchange offer described herein have been met or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

☐ Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)

☐ Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, par value $0.001 per share, and one Series X Warrant	$68,322,456	$7,918.57
Common stock included in the Units	—	—
Series X Warrants included in the Units	—	—
Common Stock, issuable upon exercise of all Series X Warrants included in the Units (2)	$79,987,266	$9,270.52
Total	$148,309,722	$17,189.09

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not offer these securities for exchange until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

Subject to Completion, dated April 10, 2017

Offer to Exchange

One Share of Common Stock for One Unit, Each Unit Consisting of One Share of Common Stock and One Series X Warrant to Purchase One Share of Common Stock

of

PAVmed Inc.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 PM

NEW YORK CITY TIME, ON [●], 2017, UNLESS EXTENDED (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”)

We are offering each holder of our common stock, par value $0.001 per share (“Common Stock”) to exchange one (1) share of Common Stock for a unit (“Unit”). See “Description of Securities Included in the Exchange Offer” and “General Terms of the Exchange Offer.”

Each Unit is to consist of (i) one (1) share of Common Stock and (ii) one (1) Series X Warrant (“Series X Warrant”). Each Series X Warrant included in the Units will be exercisable for one (1) share of Common Stock at an exercise price of $6.00 per share, subject to the adjustment and terms set forth elsewhere in this prospectus. The shares of Common Stock and the Series X Warrants comprising the Units will begin trading separately on the first trading day following the first anniversary of the Expiration Date.

We are making this offer upon the terms and subject to the conditions described in this prospectus and in a related Letter of Transmittal (the “Letter of Transmittal”), the form of which we plan to file with the Securities and Exchange Commission (“SEC”) upon the commencement of the offer described in this prospectus. For purposes hereof, we refer to the offer set forth herein and in accordance with the Letter of Transmittal as the “Exchange Offer”.

Our Common Stock and IPO Warrants (as defined below) are currently listed on the NASDAQ Capital Market (“NASDAQ”) under the symbols “PAVM” and “PAVMW”, respectively. We intend to apply to list the Units and the Series X Warrants on NASDAQ. If we cannot secure approval for such listing, we intend to list the Units and Series X Warrants on the OTCQB Market or other trading market.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 16 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES DESCRIBED IN THIS PROSPECTUS.

Neither the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained or incorporated by reference in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. Neither we nor Continental Stock Transfer & Trust Company (the “Exchange Agent”) nor Morrow Sodali (the “Information Agent”) have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor the Exchange Agent nor the Information Agent take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. The information in this prospectus as well as the information we previously filed with the SEC that is incorporated by reference herein is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. Neither we nor the Exchange Agent nor the Information Agent are making an offer of these securities in any jurisdiction where the offer is not permitted. This prospectus may only be used where it is legal to offer and sell our securities.

For investors outside the United States: Neither we nor the Exchange Agent nor the Information Agent have done anything that would permit the Exchange Offer or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

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WHERE YOU CAN FIND MORE INFORMATION

We plan to file a tender offer statement on Schedule TO with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with regard to the Exchange Offer described in this prospectus. The tender offer statement, including the attached exhibits, will contain additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the tender offer statement from this prospectus.

We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1–800–SEC–0330 for further information on the Public Reference Room. Our SEC filings are also available to the public through the SEC’s website at http://www.sec.gov. General information about us, including our annual reports on Form 10–K, quarterly reports on Form 10–Q and current reports on Form 8–K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.pavmed.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will, including all information that we file after the date of the initial registration statement and prior to effectiveness of the registration statement, automatically update and may replace information in this prospectus and information, including any prospectus supplement, previously filed with the SEC.

The documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding those furnished to the SEC on Form 8-K), prior to the termination of the Exchange Offer, are incorporated by reference in this prospectus.

•    Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 16, 2017, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A filed on April 10, 2017, copies of which are accompanying this prospectus; and

•    Current Reports on Form 8-K, filed on February 1, 2017, February 23, 2017,  March 13, 2017, March 22, 2017 and April 4, 2017 (excluding, in each case, any information furnished pursuant to Item 2.02 or Item 7.01).

You may request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or calling us at the following address:

PAVmed Inc.

One Grand Central Place, Suite 4600

New York, NY 10165

(212) 949-4319

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with any information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than its respective date.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus and in the documents incorporated by reference in this prospectus that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus may include, for example, statements about our:

•          limited operating history;

•          ability to generate revenue;

•          ability of our products to achieve regulatory approval and market acceptance;

•          success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•          expectation that our existing capital resources will be sufficient to enable us to successfully meet the capital requirements for all of our current and future products;

•          potential ability to obtain additional financing when and if needed;

•          ability to sustain status as a going concern;

•          ability to protect our intellectual property rights;

•          ability to complete strategic acquisitions;

•          ability to manage growth and integrate acquired operations;

•          potential liquidity and trading of our securities;

•          regulatory or operational risks;

•          estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•          expectations regarding the time during which we will be an Emerging Growth Company under the JOBS Act; or

•          financial performance following this Exchange Offer.

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The forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

IMPORTANT INFORMATION

Shares of Common Stock (the “Shares”) tendered for exchange and not validly withdrawn prior to the Expiration Date may not be withdrawn after the Expiration Date, except that Shares not accepted by the Company for exchange by [●], 2017 may be withdrawn after such date.

The Shares should be directed, along with executed, completed and dated Letters of Transmittal and any other required documents, to the Exchange Agent. Any requests for assistance in connection with the Exchange Offer or for additional copies of this prospectus or related materials should be directed to the Information Agent. Contact information for the Exchange Agent and the Information Agent is set forth under “Questions and Answers About the Exchange Offer – Who can answer questions concerning the Exchange Offer?” Neither we nor our board of directors (the “Board of Directors” or the “Board”), nor the Exchange Agent, nor the Information Agent has made any recommendation as to whether or not holders should tender their Shares for exchange pursuant to the Exchange Offer.

The Units to which a tendering holder of Shares is entitled pursuant to the Exchange Offer will be issued on the settlement date, which will be a date promptly following the Expiration Date of the Exchange Offer, subject to satisfaction or waiver (to the extent permitted) of all conditions precedent to the Exchange Offer.

Notwithstanding any other provision of the Exchange Offer, our obligation to issue Units for any Shares validly tendered for exchange and not validly withdrawn pursuant to the Exchange Offer is subject to, and conditioned upon, the satisfaction or waiver of the conditions described herein.

Subject to applicable securities laws and the terms of the Exchange Offer, we reserve the right to:

•          waive any and all conditions to the Exchange Offer that may be waived by us;

•          extend the Exchange Offer;

•          terminate the Exchange Offer; or

•          otherwise amend the Exchange Offer in any respect in compliance with applicable securities laws and stock exchange rules.

If the Exchange Offer is withdrawn or otherwise not completed, the Units will not be delivered to holders of Shares who have validly tendered their Shares for exchange pursuant to the Exchange Offer, and Shares tendered for exchange will be promptly returned to the tendering holders.

Only registered holders of Shares are entitled to tender their Shares for exchange pursuant to the Exchange Offer. Beneficial owners of Shares that are held in “street name” by a bank, broker, dealer, trust company or other nominee or custodian must instruct such bank, broker, dealer, trust company or other nominee or custodian to tender their Shares for exchange pursuant to the Exchange Offer on the beneficial owner’s behalf. A letter of instructions is included in the materials provided along with this prospectus, which may be used by a beneficial owner to instruct such bank, broker, dealer, trust company or other nominee or custodian to tender a beneficial owner’s Shares for exchange pursuant to the Exchange Offer. Tendering holders of Shares will not be obligated to pay brokerage fees or commissions to the Exchange Agent, the Information Agent or us. If a bank, broker, dealer, trust company or other nominee or custodian tenders Shares for exchange on behalf of a tendering holder, such bank, broker, dealer, trust company or other nominee or custodian may charge a fee for doing so. Tendering holders who own Shares through a bank, broker, dealer, trust company or other nominee or custodian should consult their bank, broker, dealer, trust company or other nominee or custodian to determine whether any charges will apply.

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MARKET AND INDUSTRY DATA

In this prospectus and in the documents incorporated by reference in this prospectus, we rely on and refer to information and statistics regarding our industry. Where possible, we obtained this information and these statistics from third party sources, such as independent industry publications, government publications or reports by market research firms, including company research, trade interviews, and public filings with the SEC. Additionally, we have supplemented third party information where necessary with management estimates based on our review of internal surveys, information from our customers and vendors, trade and business organizations and other contacts in markets in which we operate, and our management’s knowledge and experience. However, these estimates are subject to change and are uncertain due to limits on the availability and reliability of primary sources of information and the voluntary nature of the data gathering process. As a result, you should be aware that industry data included in this prospectus and in the documents incorporated by reference in this prospectus and estimates and beliefs based on such data, may not be reliable.

TRADEMARKS

We have proprietary rights to trademarks used in this prospectus, including PAVmed, PortIO, Caldus, CarpX, NextCath, NextFlo and “Innovating at the Speed of Life.” Solely for our convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name, or service mark of any other company appearing in this prospectus is the property of its respective holder.

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QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER

The following are some questions and answers regarding the Exchange Offer. It does not contain all of the information that may be important to you. You should carefully read this prospectus to fully understand the terms of the Exchange Offer, as well as the other considerations that are important to you in making your investment decision. You should pay special attention to the information provided under the captions entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Who is making the Exchange Offer?

PAVmed Inc., a Delaware corporation, is making the Exchange Offer. The mailing address of our principal executive offices is One Grand Central Place, Suite 4600, New York, New York 10165, and our telephone number is (212) 949-4319. Our Common Stock and IPO Warrants are currently listed on NASDAQ under the symbols “PAVM” and “PAVMW”, respectively. See “General Terms of the Exchange Offer.”

Why are we making the Exchange Offer?

The Exchange Offer has been structured to (i) reward current holders of our securities and (ii) provide incentives for long-term ownership of our securities by both existing and new investors.

When does the Exchange Offer expire?

The Exchange Offer will expire at 5:00 p.m., New York City time, on [●], 2017, the Expiration Date, unless the Exchange Offer is extended in our sole discretion. See “General Terms of the Exchange Offer.”

Can the Exchange Offer be extended?

Yes, we can extend the Exchange Offer. See “General Terms of the Exchange Offer—Extensions, Termination or Amendment.”

What securities are subject to the Exchange Offer?

We are offering to issue Units, in place of Shares, to the holders of Shares who tender their Shares for exchange on or prior to the Expiration Date, upon the terms and subject to the conditions described in this prospectus and as permitted under the terms of the Exchange Offer. Our acceptance of the tender of Shares for exchange, and the closing of the Exchange Offer, is subject to the conditions described under “General Terms of the Exchange Offer — Conditions to the Exchange Offer.”

What will I receive in the Exchange Offer?

If you validly tender your Shares for exchange pursuant to the Exchange Offer, then, subject to the terms and conditions of the Exchange Offer, you will receive one (1) Unit for each Share. Each Unit will consist of one (1) share of Common Stock and one (1) Series X Warrant. See “Description of Securities Included in the Exchange Offer.”

What are the terms of the Series X Warrants included in the Units?

Each Series X Warrant included in a Unit will be exercisable for one (1) share of Common Stock at an exercise price of $6.00 per share, subject to adjustment as described in this prospectus, commencing on the first trading day following the later of (i) the date the final stockholder approval has been obtained in order to meet the requirements of Nasdaq Stock Market Rule 5635(d) and (ii) October 31, 2018 and ending on April 30, 2024, or earlier upon redemption. See “Description of Securities Included in the Exchange Offer” and “General Terms of the Exchange Offer.”

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Who may participate in the Exchange Offer?

All registered holders of Shares may participate in the Exchange Offer.

What are the key dates of the Exchange Offer?

Date	Event

[●], 2017,	Commencement of the Exchange Offer

[●], 2017 (at 5:00 p.m., Eastern time)	Expiration of the Exchange Offer (unless extended by us)

Promptly after the expiration of the Exchange Offer	Issuance of Units

Although we do not currently intend to do so, we may, at our discretion, extend the Exchange Offer at any time. We will have to extend the Exchange Offer if our registration statement has not been declared effective by the SEC. If we extend the Exchange Offer, we will continue to accept properly completed Letters of Transmittal and notices of withdrawal until the new expiration date. We may also cancel the Exchange Offer upon the occurrence of certain events.

Are there any conditions to the Exchange Offer?

Yes. The Exchange Offer is subject to the conditions described under “General Terms of the Exchange Offer —Conditions to the Exchange Offer.” We may terminate the Exchange Offer if any of the conditions of the Offer are not satisfied prior to the Expiration Date. However, we reserve the right (but are not required) to waive any condition that remains unsatisfied on the Expiration Date and accept Shares tendered for exchange pursuant to the Exchange Offer, as more fully described under “General Terms of the Exchange Offer — Conditions to the Exchange Offer.” The Exchange Offer is subject to a number of conditions with regard to events that could occur prior to the expiration of the Exchange Offer. These events include, among others:

•    no lawsuit challenging the Exchange Offer; and

•    effectiveness with the SEC of our registration statement on Form S-4 of which this prospectus forms a part, and such registration statement shall not be subject to a stop order, and no proceedings for that purpose shall have been instituted or be pending or, to our knowledge, be contemplated or threatened by the SEC.

Prior to the consummation of the Exchange Offer, all conditions precedent to the closing of the Exchange Offer shall have been satisfied by the holders in accordance with the terms of this prospectus and the Letters of Transmittal.

Will the new securities be freely tradable?

The Units received pursuant to the Exchange Offer, will be freely tradable in the United States, unless you are an affiliate of the Company, as that term is defined in the Securities Act. The Common Stock and IPO Warrants are currently listed on NASDAQ under the symbols “PAVM” and “PAVMW”, respectively. We intend to apply to list the Units and Series X Warrants on NASDAQ. If we cannot secure approval for such listing, we intend to list the Units and Series X Warrants on the OTCQB Market or other trading market. Even if the listing of the Units and Series X Warrants on NASDAQ is approved, there can be no assurance that a robust trading market for the Units and Series X Warrants will develop.

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What risks should I consider in deciding whether or not to tender my Shares for exchange pursuant to the Exchange Offer?

In deciding whether to participate in the Exchange Offer, you should carefully consider the discussion of the risks and uncertainties relating to the Exchange Offer, our company and our industry described in the section entitled “Risk Factors,” beginning on page 16 of this prospectus.

What happens if I do not participate in the Exchange Offer?

If you currently hold Shares and do not tender them for exchange pursuant to the Exchange Offer, then, following the Expiration Date, your Shares will remain outstanding and unmodified, subject to their current terms.

How do I participate in the Exchange Offer?

To tender your Shares for exchange pursuant to the Exchange Offer, you must deliver to the Exchange Agent, on or prior to the Expiration Date, (i) Shares being tendered and (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, and any other documents required thereby. The Expiration Date is 5:00 p.m., New York City time, on [●], 2017, unless extended as described in this prospectus. See “General Terms of the Exchange Offer — Extensions, Termination or Amendment.”

If you are a beneficial owner of Shares held in “street name” by a bank, broker, dealer, trust company or other nominee or custodian, and you wish to tender your Shares for exchange pursuant to the Exchange Offer, you must contact your bank, broker, dealer, trust company or other nominee or custodian and instruct your bank, broker, dealer, trust company or other nominee or custodian to tender Shares on your behalf.

Participants of The Depository Trust Company (“DTC”) may transfer Shares electronically through DTC’s automatic tender offer program, subject to the terms and procedures of that system, and may electronically transmit their acceptance of the Exchange Offer through such system in lieu of physically completing and signing the Letter of Transmittal. See “General Terms of the Exchange Offer— DTC Participants.” HOLDERS THAT TRANSFER THROUGH DTC NEED NOT SUBMIT A PHYSICAL LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC.

May I withdraw my tender of Shares?

Yes. You can withdraw the tender of your Shares for exchange pursuant to the Exchange Offer at any time before the Expiration Date. The Expiration Date is 5:00 p.m., New York City time, on [●], 2017, unless extended as described in the Exchange Offer documents and in this prospectus. In addition, if Shares are not accepted by the Company for exchange by [●], 2017, they may be withdrawn after such date. See “General Terms of the Exchange Offer — Withdrawal of Tender.”

What happens if the tender of my Shares is not accepted pursuant to the Exchange Offer?

If we decide for any reason not to accept the tender of your Shares for exchange pursuant to the Exchange Offer, your Shares will not be deemed to be tendered pursuant to the Exchange Offer and your Shares will be returned to you and remain outstanding and unmodified, subject to their current terms. See “General Terms of the Exchange Offer – Procedures for Participating in the Exchange Offer.”

Do I need to do anything if I do not wish to tender my Shares for exchange?

No. If you do not properly tender your Shares for exchange pursuant to the Exchange Offer on or prior to the Expiration Date, then your Shares will remain outstanding and unmodified, subject to their current terms. See “General Terms of the Exchange Offer.”

If I choose to tender my Shares for exchange pursuant to the Exchange Offer, do I have to tender all of my Shares?

No. You may tender all of your Shares for exchange, a portion of your Shares, or none of your Shares pursuant to the Exchange Offer. See “General Terms of the Exchange Offer.”

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How will I be taxed under United States federal income tax laws upon the issuance of the Units if I am a United States holder of Shares?

We have not obtained and do not intend to obtain a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of your participation in the Exchange Offer.  For a discussion of the material U.S. federal income taxes of participating in the Exchange Offer, please see "Certain United States Federal Income Tax Considerations."  We also recommend that you consult with your own tax advisor with regard to the possibility of any federal, state, local or other tax consequences of the Exchange Offer.

Has the Board of Directors adopted a position on the Exchange Offer?

Our Board of Directors has approved the Exchange Offer. However, our Board does not make any recommendation as to whether you should tender your Shares for exchange pursuant to the Exchange Offer. You should consult your own financial, tax, legal and other advisors and must make your own decision as to whether to tender your Shares for exchange and receive Units.

Who will pay the fees and expenses associated with the Exchange Offer?

We will bear all of our fees and expenses incurred in connection with consummating the Exchange Offer. We will pay the Information Agent and the Exchange Agent reasonable and customary fees, as compensation for their services in connection with the Exchange Offer. We will also reimburse the Information Agent and Exchange Agent for reasonable out-of-pocket expenses incurred by them in connection with the provision of such services. No brokerage commissions are payable by the holders of Shares to the Information Agent or the Exchange Agent. If your Shares are held or will be held through a bank, broker, dealer, trust company or other nominee or custodian on your behalf, your bank, broker, dealer, trust company or other nominee or custodian may charge you a commission or other fee for participating in the Exchange Offer. You should consult with your bank, broker, dealer, trust company or other nominee or custodian to determine whether any charges will apply. See “General Terms of the Exchange Offer.”

Who can answer questions concerning the Exchange Offer?

Requests for assistance in connection with the tender of your Shares for exchange pursuant to the Exchange Offer may be directed to the Exchange Agent, Continental Stock Transfer & Trust Company, by mail at 17 Battery Place, 8th Floor, New York, New York 1004, by phone at (917) 262-2378 or by email at reorg@continentalstock.com. Other questions or requests concerning the Exchange Offer may be directed to the Information Agent, Morrow Sodali, by mail at 470 West Avenue, Stamford, Connecticut 06902, by phone at (203) 658-9400 or by email at PAVmed@morrowsodali.com.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our securities, you should read this entire prospectus carefully, including the sections of this prospectus entitled “Risk Factors”. Unless the context otherwise requires, references in this prospectus to the “company,” “PAVmed,” “we,” “us,” and “our” refer to PAVmed Inc.

Overview

We are a highly-differentiated multi-product medical device company organized to conceive, develop and commercialize a diversified pipeline of innovative products we believe address unmet clinical needs and possess attractive market opportunities. Our goal is to enhance and accelerate value creation by employing a business model focused on capital and time efficiency. We intend to continuously explore promising ideas and opportunities that fulfill our project selection criteria without limiting ourselves to any target specialty or condition. Our current pipeline includes the following six lead projects, all of which are the subject of filed patent applications. One of these projects, NextFlo, also has two issued patents and one, DisappEAR is based on a family of patents and patent applications licensed from a group of academic centers. These projects are all in the development phase and have not yet received regulatory approval.

•          PortIO: A novel long-term implantable intraosseous vascular access device with no indwelling intravascular component.

•          CarpX: Completely percutaneous device to treat carpal tunnel syndrome.

•          NextCath: Self-anchoring catheters which do not require suturing, traditional anchoring techniques or costly add-on catheter securement devices.

•          DisappEAR: Antibiotic-eluting resorbable ear tubes, developed from a proprietary aqueous silk technology.

•          NextFlo: Highly accurate disposable infusion pumps using stored potential energy and variable flow resistors.

•          Caldus: Completely disposable tissue ablation devices which can also be used for renal denervation to treat hypertension.

In addition to our six lead projects, we are working on projects which are currently in the conceptual phase. As is the case with our lead projects, these additional projects cover a wide range of clinical conditions and procedures, including sleep apnea, extracorporeal membrane oxygenation (ECMO), laparoscopic hernia repair, cardiac surgery, interventional cardiology and endotracheal intubation.

Corporate History and Organizational Structure

We were incorporated on June 26, 2014 in the State of Delaware under the name PAXmed Inc. In April 2015, we changed our name to PAVmed Inc. In January 2016, the registration statement on SEC Form S-1 (File No. 333-203569) for our initial public offering (“IPO”) was declared effective by the SEC. On April 28, 2016, we consummated the initial public offering of 1,060,000 units, each unit consisting of one share of common stock and one warrant. The units were sold at an offering price of $5.00 per unit, generating gross proceeds of $5.3 million, and net cash proceeds of $4.2 million, after deducting cash selling agent discounts and commissions and offering expenses. Each warrant entitles the holder to purchase one share of common stock at $5.00 per share until January 29, 2022, or earlier upon redemption.

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Office Location

Our business address is One Grand Central Place, Suite 4600, New York, New York 10165, and our telephone number is (212) 949-4319. Our corporate website is www.pavmed.com. The information contained on or that can be assessed through our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus or in deciding whether to purchase our securities.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus, the information incorporated by reference in this prospectus and especially consider the factors discussed in the section titled “Risk Factors” commencing on page 16.

The Exchange Offer

This summary provides a brief overview of the key aspects of the Exchange Offer. Because it is only a summary, it does not contain all of the detailed information contained elsewhere in this prospectus, incorporated by reference in this prospectus or in the documents included as exhibits to the registration statement of which this prospectus forms a part. Accordingly, you are urged to carefully review this prospectus in its entirety, including without limitation, the discussions under the headings “General Terms of the Exchange Offer,” and “Description of Securities Included in the Exchange Offer—Units,” for more information about the Exchange Offer and Units. If the Exchange Offer is completed, you will no longer be a holder of any Shares that you validly tender and do not withdraw.

The Exchange Offer	Upon the terms and subject to the conditions described in this prospectus and in the Letter of Transmittal, we are offering to issue Units, each Unit consisting of one (1) share of Common Stock and one (1) Series X Warrant, to the holders of Shares who tender such Shares for exchange on or prior to the Expiration Date. We will issue one (1) Unit in place of each Share validly tendered pursuant to the Exchange Offer. All Shares that are: (i) not tendered prior to the Expiration Date; or (ii) tendered but withdrawn any time before the Expiration Date or, for any reason, not accepted by us, will remain outstanding and unmodified, subject to their current terms.

Purpose	The Exchange Offer has been structured to (i) reward current holders of our securities and (ii) provide incentives for long-term ownership of our securities by both existing and new investors.

Price	There is no cost to you for participating in the Exchange Offer. However, if your Shares are held through a bank, broker, dealer, trust company or other nominee or custodian on your behalf, your bank, broker, dealer, trust company or other nominee or custodian may charge you a commission or other fee for participating in the Exchange Offer. No cash will be paid to you for participating in the Exchange Offer.

Expiration Date	The Exchange Offer will expire on the Expiration Date, which is at 5:00 p.m., New York City time, on [●], 2017, unless extended by us in our sole discretion.

Procedure for Tendering Shares pursuant to the Exchange Offer

In all cases, the issuance of the Units pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of:

•    the Shares being tendered, either by physical delivery of the certificates or by Book–Entry Confirmation (as defined in “General Terms of the Exchange Offer – Procedures for Participating in the Exchange Offer”); and

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•    the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, or an Agent’s Message (as defined in “General Terms of the Exchange Offer – Procedures for Participating in the Exchange Offer”) in lieu thereof, and any signature guarantees or other documents required by the Letter of Transmittal.

In lieu of physically completing and signing the Letter of Transmittal and delivering it to the Exchange Agent, DTC participants may electronically transmit their acceptance of the Exchange Offer through DTC’s automated tender offer program, for which the transaction will be eligible.

By signing or agreeing to be bound by the Letter of Transmittal and other required documents, you will represent to us that, among other things, that you have full power and authority to tender your Shares tendered hereby and that you have good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances.

Procedures for Shares Held in “Street Name”	If you are a beneficial owner of Shares held in “street name” by a custodial entity such as a bank, broker, dealer, trust company or other nominee or custodian, and you seek to tender your Shares for exchange pursuant to the Exchange Offer, you must contact such bank, broker, dealer, trust company or other nominee or custodian and instruct your bank, broker, dealer, trust company or other nominee or custodian to tender Shares on your behalf. A letter of instructions is included in the materials provided along with this prospectus, which may be used by a beneficial owner to instruct such bank, broker, dealer, trust company or other nominee or custodian to tender a beneficial owner’s Shares for exchange pursuant to the Exchange Offer.

Withdrawal of Tender	Your right to withdraw any Shares tendered for exchange pursuant to the Exchange Offer will expire on the Expiration Date, except that Shares that are not accepted by the Company for exchange by [●], 2017 may be withdrawn after such date.

Return of Tendered Shares	If we do not accept any Shares tendered pursuant to the Exchange Offer for any reason described in the terms and conditions of the Exchange Offer, or if Shares so tendered are withdrawn pursuant to the Exchange Offer, or if a number of Shares in excess of the number that the holder of Shares desires to tender pursuant to the Exchange Offer are submitted, we will return such Shares to the tendering holder.

Conditions to the Exchange Offer	The Exchange Offer is subject to certain customary conditions, which we may amend or waive. We have the right, in our sole discretion, to terminate or withdraw the Exchange Offer if any of the conditions described in this prospectus are not satisfied or waived. The Exchange Offer is not conditioned on any minimum number of Shares being tendered. See “General Terms of the Exchange Offer – Conditions to the Exchange Offer.”

Participation by Officers, Directors and Affiliates	Certain of our officers and directors individually, or as a result of their ownership interest in certain entities collectively hold (i) 8,627,995, shares and (ii) 8,630,370 warrants and 478,090 options, both of which are exercisable in the next sixty (60) days.

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None of these officers, directors or affiliates have indicated their intentions with respect to their potential participation in the Exchange Offer, however, the interests that these officers, directors and affiliates would have in the Exchange Offer are no different than interests that any other holders would have in the Exchange Offer.

Information Agent	Morrow Sodali is serving as the Information Agent in connection with the Exchange Offer. Questions should be directed to: 470 West Avenue, Stamford, Connecticut 06902, by phone at (203) 658-9400 or by email at PAVmed@morrowsodali.com.

Exchange Agent	Continental Stock Transfer & Trust Company is serving as the Exchange Agent in connection with the Exchange Offer. Deliveries should be addressed to: Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004.

United States Federal Income Tax Considerations	For a discussion of the material U.S. federal income taxes of participating in the Exchange Offer, please see “Certain United States Federal Income Tax Considerations.” We also recommend that you consult with your own tax advisor with regard to the possibility of any federal, state, local or other tax consequences of the Exchange Offer.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Units. We may receive proceeds from the exercise of the Series X Warrants once they become exercisable, and we intend to use any such proceeds for working capital purposes.

Terms of Units:
	Components	Each Unit issued pursuant to the Exchange Offer will consist of one (1) share of Common Stock and one (1) Series X Warrant to purchase one (1) share of Common Stock.

Separation	The shares of Common Stock and the Series X Warrants comprising the Units will begin trading separately on the first trading day following the first anniversary of the Expiration Date; provided, however, if such trading day is a Friday, the shares of Common Stock and the Series X Warrants comprising the Units will begin trading separately on the next trading day.

Registration	The Units issued pursuant to this Exchange Offer, the shares of Common Stock and the Series X Warrants comprising the Units and the sale of the shares of Common Stock underlying the Series X Warrants included in the Units are being registered pursuant to the registration statement of which this prospectus forms. We have agreed to use our commercially reasonable best efforts to maintain a current prospectus relating to the shares of Common Stock issuable upon exercise of the Series X Warrants until the expiration of the Series X Warrants. However, there can be no assurance that we will be able do so.

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Listing	We intend to apply for listing of the Units on NASDAQ. If we cannot secure approval for such listing, we intend apply to list the Units on the OTCQB Market or other trading market.

Terms of Series X Warrants:	Exercise Price	Each Series X Warrant will be exercisable for one (1) share of Common Stock at $6.00 per share, subject to adjustment as described in this prospectus.

Exercise Period	The Series X Warrants are exercisable at any time on the first trading day following the later of (i) the date the final stockholder approval has been obtained in order to meet the requirements of Nasdaq Stock Market Rule 5635(d) and (ii) October 31, 2018 and ending on April 30, 2024, or earlier upon redemption.

Redemption

Commencing at 9:00 a.m., New York City time, on the first trading day after April 30, 2019, we may at our option, redeem all, but not less than all, of the outstanding Series X Warrants at a price of $0.01 per Series X Warrant; provided, that the:

i.        Volume weighted average price of the Common Stock has been at least $18.00 per share (as adjusted for stock splits, stock dividends, or similar events) for 20 trading days out of the 30 trading day period ending 3 business days prior to the notice of redemption;

ii.       Average daily trading volume during such 30 trading day period is at least 20,000 shares (as adjusted for stock splits, stock dividends and similar events); and

iii.      A current registration statement is in effect with respect to the sale of Common Stock underlying the Series X Warrants.

Listing	We intend to apply for listing of the Series X Warrants on NASDAQ. If we cannot secure approval for such listing, we intend to list the Series X Warrants on the OTCQB Market or other trading market.

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See “Description of Securities Included in the Exchange Offer—Series X Warrants.”

RISK FACTORS

An investment in our securities involves significant risks. You should consider risks and uncertainties set forth below before deciding whether to participate in the Exchange Offer. The market or trading price of our securities could decline due to any of these risks. In addition, please read “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included in this prospectus. Our business, financial position, results of operations or liquidity could be adversely affected by any of those risks.

The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of our shares of Common Stock and other securities and the loss of all or part of your investment.

Prospective participants in the Exchange Offer should carefully consider all of the information contained in this prospectus, including the risks and uncertainties described below and incorporated by reference, which could materially affect our business, financial condition or future results. The risks described below and incorporated by reference are not the only risks facing our company. Risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results.

Risks Associated with Our Business

Since we have a very limited operating history, and have not generated any revenues, you will have little basis upon which to evaluate our ability to achieve our business objective.

Since we have a very limited operating history, and have not generated any revenues, you will have little basis upon which to evaluate our ability to achieve our business objective. We are subject to all of the problems, expenses, delays and other risks inherent in any new business, as well as problems inherent in establishing a name and business reputation.

The markets in which we operate are highly competitive, and we may not be able to effectively compete against other providers of medical devices, particularly those with greater resources.

We face intense competition from companies with dominant market positions in the medical device industry. These competitors have significantly greater financial, technical, marketing and other resources than we have and may be better able to:

•	respond to new technologies or technical standards;

•	react to changing customer requirements and expectations;

•	acquire other companies to gain new technologies or products that may displace our products;

•	manufacture, market and sell products;

•	acquire, prosecute, enforce and defend patents and other intellectual property;

•	devote resources to the development, production, promotion, support and sale of products; and

•	deliver a broad range of competitive products at lower prices.

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We expect competition in the markets in which we participate to continue to increase as existing competitors improve or expand their product offerings.

Our future performance will depend largely on the success of products we have not yet developed.

Technology is an important component of our business and growth strategy, and our success depends on the development, implementation and acceptance of our products. Commitments to develop new products must be made well in advance of any resulting sales, and technologies and standards may change during development, potentially rendering our products outdated or uncompetitive before their introduction. Our ability to develop products to meet evolving industry requirements and at prices acceptable to our customers will be significant factors in determining our competitiveness. We may expend considerable funds and other resources on the development of our products without any guarantee that these products will be successful. If we are not successful in bringing one or more products to market, whether because we fail to address marketplace demand, fail to develop viable technologies or otherwise, our revenues may be less than anticipated and our results of operations could be seriously harmed.

Our products may never achieve market acceptance.

To date, we have not generated any revenues. Our ability to generate revenues from product sales and to achieve profitability will depend upon our ability to successfully commercialize our products. Because we have not yet begun to offer any of our products for sale, we have no basis to predict whether any of our products will achieve market acceptance. A number of factors may limit the market acceptance of any of our products, including:

•          the timing of regulatory approvals of our products and market entry compared to competitive products;

•          the effectiveness of our products, including any potential side effects, as compared to alternative treatments;

•          the rate of adoption of our products by hospitals, doctors and nurses and acceptance by the health care community;

•          the product labeling or product inserts required by regulatory authorities for each of our products;

•          the competitive features of our products, including price, as compared to other similar products;

•          the availability of insurance or other third-party reimbursement, such as Medicare, for patients using our products;

•          the extent and success of our marketing efforts and those of our collaborators; and

•          unfavorable publicity concerning our products or similar products.

Any products we may develop may become subject to unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives, thereby harming our business.

The regulations that govern marketing approvals, pricing and reimbursement for new products vary widely from country to country. Some countries require approval of the sale price of a product before it can be marketed. In many countries, the pricing review period begins after marketing approval is granted. In some foreign markets, pricing remains subject to continuing governmental control even after initial approval is granted. As a result, we might obtain regulatory approval for a product in a particular country, but then be subject to price regulations that delay our commercial launch of the product and negatively impact the revenue we are able to generate from the sale of the product in that country. Adverse pricing limitations may hinder our ability to recoup our investment in one or more other products we may develop, even if our other products we may develop obtain regulatory approval.

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Our ability to commercialize any products we may develop successfully also will depend in part on the extent to which reimbursement for these products and related treatments becomes available from government health administration authorities, private health insurers and other organizations. Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which treatments they will pay for and establish reimbursement levels. A primary trend in the U.S. healthcare industry and elsewhere is cost containment. Government authorities and these third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular treatments. We cannot be sure that reimbursement will be available for any product that we commercialize and, if reimbursement is available, what the level of reimbursement will be. Reimbursement may impact the demand for, or the price of, any product for which we obtain marketing approval. If reimbursement is not available or is available only to limited levels, we may not be able to successfully commercialize any product that we successfully develop.

Moreover, eligibility for reimbursement does not imply that any product will be paid for in all cases or at a rate that covers our costs, including research, development, manufacture, sale and distribution. Payment rates may vary according to the use of the product and the clinical setting in which it is used, may be based on payments allowed for lower cost products that are already reimbursed and may be incorporated into existing payments for other services. Net prices for products may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of products from countries where they may be sold at lower prices than in the U.S. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own reimbursement policies. Our inability to promptly obtain coverage and profitable payment rates from both government funded and private payors could have a material adverse effect on our operating results, our ability to raise capital needed to commercialize products and our overall financial condition. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our product to other available therapies. Our business could be materially harmed if reimbursement of any products we may develop, if any, is unavailable or limited in scope or amount or if pricing is set at unsatisfactory levels.

Any products we may develop may cause serious adverse side effects or even death or have other properties that could delay or prevent their regulatory approval, limit the commercial desirability of an approved label or result in significant negative consequences following any marketing approval.

The risk of failure of clinical development is high. It is impossible to predict when or if any products we may develop will prove safe enough to receive regulatory approval. Undesirable side effects caused by any products we may develop could cause us or regulatory authorities to interrupt, delay or halt clinical trials. They could also result in a more restrictive label or the delay or denial of regulatory approval by the FDA or other comparable foreign regulatory authority.

Additionally, after receipt of marketing approval of any products we may develop, if we or others later identify undesirable side effects or even deaths caused by such product, a number of potentially significant negative consequences could result, including:

•          we may be forced to recall such product and suspend the marketing of such product;

•          regulatory authorities may withdraw their approvals of such product;

•          regulatory authorities may require additional warnings on the label that could diminish the usage or otherwise limit the commercial success of such products;

•          the FDA or other regulatory bodies may issue safety alerts, Dear Healthcare Provider letters, press releases or other communications containing warnings about such product;

•          the FDA may require the establishment or modification of Risk Evaluation Mitigation Strategies or a comparable foreign regulatory authority may require the establishment or modification of a similar strategy that may, for instance, restrict distribution of our products and impose burdensome implementation requirements on us;

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•          we may be required to change the way the product is administered or conduct additional clinical trials;

•          we could be sued and held liable for harm caused to subjects or patients;

•          we may be subject to litigation or product liability claims; and

•          our reputation may suffer.

Any of these events could prevent us from achieving or maintaining market acceptance of the particular product.

Product liability lawsuits against us could cause us to incur substantial liabilities and to limit commercialization of any products that we may develop.

We face an inherent risk of product liability exposure related to the sale of any products we may develop. The marketing, sale and use of any products we may develop could lead to the filing of product liability claims against us if someone alleges that our products failed to perform as designed. We may also be subject to liability for a misunderstanding of, or inappropriate reliance upon, the information we provide. If we cannot successfully defend ourselves against claims that any product we may develop caused injuries, we may incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

•          decreased demand for our products;

•          injury to our reputation and significant negative media attention;

•          withdrawal of patients from clinical studies or cancellation of studies;

•          significant costs to defend the related litigation and distraction to our management team;

•          substantial monetary awards to patients;

•          loss of revenue; and

•          the inability to commercialize any products that we may develop.

In addition, insurance coverage is increasingly expensive. We may not be able to maintain insurance coverage at a reasonable cost or in an amount adequate to satisfy any liability that may arise.

Our business may suffer if we are unable to manage our growth.

If we fail to effectively manage our growth, our ability to execute our business strategy could be impaired. The anticipated rapid growth of our business may place a strain on our management, operations and financial systems. We need to improve existing systems and controls or implement new systems and controls in response to anticipated growth.

We may not be able to protect or enforce our intellectual property rights, which could impair our competitive position.

Our success depends significantly on our ability to protect our rights to the patents, trademarks, trade secrets, copyrights and all the other intellectual property rights used, or expected to be used, in our products. Protecting intellectual property rights is costly and time consuming. We rely primarily on patent protection and trade secrets, as well as a combination of copyright and trademark laws and nondisclosure and confidentiality agreements to protect our technology and intellectual property rights. However, these legal means afford only limited protection and may not adequately protect our rights or permit us to gain or maintain any competitive advantage. Despite our intellectual property rights practices, it may be possible for a third party to copy or otherwise obtain and use our technology without authorization, develop similar technology independently or design around our patents.

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We cannot be assured that any of our pending patent applications will result in the issuance of a patent to us. The U.S. Patent and Trademark Office, or PTO, may deny or require significant narrowing of claims in our pending patent applications, and patents issued as a result of the pending patent applications, if any, may not provide us with significant commercial protection or be issued in a form that is advantageous to us. We could also incur substantial costs in proceedings before the PTO. Patents that may be issued to or licensed by us in the future may expire or may be challenged, invalidated or circumvented, which could limit our ability to stop competitors from marketing related technologies. Upon expiration of our issued or licensed patents, we may lose some of our rights to exclude others from making, using, selling or importing products using the technology based on the expired patents. There is no assurance that competitors will not be able to design around our patents. We also rely on unpatented proprietary technology. We cannot assure you that we can meaningfully protect all our rights in our unpatented proprietary technology or that others will not independently develop substantially equivalent proprietary products or processes or otherwise gain access to our unpatented proprietary technology.

Further, we may not be able to obtain patent protection or secure other intellectual property rights in all the countries in which we operate, and under the laws of such countries, patents and other intellectual property rights may be unavailable or limited in scope. If any of our patents fails to protect our technology, it would make it easier for our competitors to offer similar products. Our trade secrets may be vulnerable to disclosure or misappropriation by employees, contractors and other persons. Any inability on our part to adequately protect our intellectual property may have a material adverse effect on our business, financial condition and results of operations.

We seek to protect our know-how and other unpatented proprietary technology with confidentiality agreements and/or intellectual property assignment agreements with our team members, independent distributors and consultants. However, such agreements may not be enforceable or may not provide meaningful protection for our proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements or in the event that our competitors discover or independently develop similar or identical designs or other proprietary information. In addition, we intend to rely on the use of registered and common law trademarks with respect to the brand names of some of our products. Common law trademarks provide less protection than registered trademarks. Loss of rights in our trademarks could adversely affect our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims by third parties which could be costly to defend, divert management’s attention and resources, and may result in liability.

The medical device industry is characterized by vigorous protection and pursuit of intellectual property rights. Companies in the medical device industry have used intellectual property litigation to gain a competitive advantage in the marketplace. From time to time, third parties may assert against us their patent, copyright, trademark and other intellectual property rights relating to technologies that are important to our business. Searching for existing intellectual property rights may not reveal important intellectual property and our competitors may also have filed for patent protection, which is not publicly-available information, or claimed trademark rights that have not been revealed through our availability searches. We may be subject to claims that our team members have disclosed, or that we have used, trade secrets or other proprietary information of our team members’ former employers. Our efforts to identify and avoid infringing on third parties’ intellectual property rights may not always be successful. Any claims that our products or processes infringe these rights, regardless of their merit or resolution, could be costly, time consuming and may divert the efforts and attention of our management and technical personnel. In addition, we may not prevail in such proceedings given the complex technical issues and inherent uncertainties in intellectual property litigation.

Any claims of patent or other intellectual property infringement against us, even those without merit, could:

•          increase the cost of our products;

•          be expensive and/or time consuming to defend;

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•          result in our being required to pay significant damages to third parties;

•          force us to cease making or selling products that incorporate the challenged intellectual property;

•          require us to redesign, reengineer or rebrand our products and technologies;

•          require us to enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property on terms that may not be favorable or acceptable to us;

•          require us to develop alternative non-infringing technology, which could require significant effort and expense;

•          require us to indemnify third parties pursuant to contracts in which we have agreed to provide indemnification for intellectual property infringement claims;

•          result in our customers or potential customers deferring or limiting their purchase or use of the affected products impacted by the claims until the claims are resolved; and

•          otherwise have a material adverse effect on our business, financial condition and results of operations.

Any of the foregoing could affect our ability to compete or have a material adverse effect on our business, financial condition and results of operations.

Competitors may violate our intellectual property rights, and we may bring litigation to protect and enforce our intellectual property rights, which may result in substantial expense and may divert our attention from implementing our business strategy.

We believe that the success of our business will depend, in significant part, on obtaining patent protection for our products and technologies, defending our patents and preserving our trade secrets. Our failure to pursue any potential claim could result in the loss of our proprietary rights and harm our position in the marketplace. Therefore, we may be forced to pursue litigation to enforce our rights. Future litigation could result in significant costs and divert the attention of our management and key personnel from our business operations and the implementation of our business strategy.

We or our third-party manufacturers may not have the manufacturing and processing capacity to meet the production requirements of clinical testing or consumer demand in a timely manner.

Our capacity to conduct clinical trials and commercialize our products will depend in part on our ability to manufacture or provide our products on a large scale, at a competitive cost and in accordance with regulatory requirements. We must establish and maintain a commercial scale manufacturing process for all of our products to complete clinical trials. We or our third-party manufacturers may encounter difficulties with these processes at any time that could result in delays in clinical trials, regulatory submissions or the commercialization of products.

For some of our products, we or our third-party manufacturers will need to have sufficient production and processing capacity in order to conduct human clinical trials, to produce products for commercial sale at an acceptable cost. We have no experience in large-scale product manufacturing, nor do we have the resources or facilities to manufacture most of our products on a commercial scale. We cannot guarantee that we or our third-party manufacturers will be able to increase capacity in a timely or cost-effective manner, or at all. Delays in providing or increasing production or processing capacity could result in additional expense or delays in our clinical trials, regulatory submissions and commercialization of our products.

The manufacturing processes for our products have not yet been tested at commercial levels, and it may not be possible to manufacture or process these materials in a cost-effective manner.

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We will be dependent on third-party manufacturers since we will not initially directly manufacture our products.

Initially, we will not directly manufacture our products and will rely on third parties to do so for us. If our manufacturing and distribution agreements are not satisfactory, we may not be able to develop or commercialize products as planned. In addition, we may not be able to contract with third parties to manufacture our products in an economical manner. Furthermore, third-party manufacturers may not adequately perform their obligations, may delay clinical development or submission of products for regulatory approval or otherwise may impair our competitive position. We may not be able to enter into or maintain relationships with manufacturers that comply with good manufacturing practices. If a product manufacturer fails to comply with good manufacturing practices, we could experience significant time delays or we may be unable to commercialize or continue to market the products. Changes in our manufacturers could require costly new product testing and facility compliance inspections. In the United States, failure to comply with good manufacturing practices or other applicable legal requirements can lead to federal seizure of violative products, injunctive actions brought by the federal government, and potential criminal and civil liability on the part of a company and its officers and employees. Because of these and other factors, we may not be able to replace our manufacturing capacity quickly or efficiently in the event that our manufacturers are unable to manufacture our products at one or more of their facilities. As a result, the sale and marketing of our products could be delayed or we could be forced to develop our own manufacturing capacity, which could require substantial additional funds and personnel and compliance with extensive regulations.

We may be dependent on the sales and marketing efforts of third parties if we choose not to develop an extensive sales and marketing staff.

Initially, we will depend on the efforts of third parties (including sales agents and distributors) to carry out the sales and marketing of our products. We anticipate that each third party will control the amount and timing of resources generally devoted to these activities. However, these third parties may not be able to generate demand for our products. In addition, there is a risk that these third parties will develop products competitive to ours, which would likely decrease their incentive to vigorously promote and sell our products. If we are unable to enter into co-promotion agreements or to arrange for third-party distribution of our products, we will be required to expend time and resources to develop an effective internal sales force. However, it may not be economical for us to market our own products or we may be unable to effectively market our products. Therefore, our business could be harmed if we fail to enter into arrangements with third parties for the sales and marketing of our products or otherwise fail to establish sufficient marketing capabilities.

Our officers will allocate their time to other businesses thereby potentially limiting the amount of time they devote to our affairs. This conflict of interest could have a negative impact on our operations.

Our officers are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We presently expect each of our employees to devote such amount of time as they reasonably believe is necessary to our business. All of our officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our operations. We cannot assure you these conflicts will be resolved in our favor.

Our ability to be successful will be totally dependent upon the efforts of our key personnel.

Our ability to successfully carry out our business plan is dependent upon the efforts of our key personnel. We cannot assure you that any of our key personnel will remain with us for the immediate or foreseeable future. The unexpected loss of the services of our key personnel could have a detrimental effect on us. We may also be unable to attract and retain additional key personnel in the future. An inability to do so may impact our ability to continue and grow our operations.

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Our officers have fiduciary obligations to other companies and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Certain of our officers have fiduciary obligations to other companies engaged in medical device business activities, namely Saphena Medical, Kaleidoscope Medical and Cruzar Medsystems. Accordingly, they may participate in transactions and have obligations that may be in conflict or competition with our business. As a result, a potential business opportunity may be presented by certain members of our management team to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in such a transaction.

Our business, financial condition and results of operations could be adversely affected by the political and economic conditions of the countries in which we conduct business.

Our business, financial condition and results of operations could be adversely affected by the political and economic conditions of the countries in which we conduct business. These factors include:

•          challenges associated with cultural differences, languages and distance;

•          differences in clinical practices, needs, products, modalities and preferences;

•          longer payment cycles in some countries;

•          credit risks of many kinds;

•          legal and regulatory differences and restrictions;

•          currency exchange fluctuations;

•          foreign exchange controls that might prevent us from repatriating cash earned in certain countries;

•          political and economic instability and export restrictions;

•          variability in sterilization requirements for multi-usage surgical devices;

•          potential adverse tax consequences;

•          higher cost associated with doing business internationally;

•          challenges in implementing educational programs required by our approach to doing business;

•          negative economic developments in economies around the world and the instability of governments, including the threat of war, terrorist attacks, epidemic or civil unrest;

•          adverse changes in laws and governmental policies, especially those affecting trade and investment;

•          pandemics, such as the Ebola virus, the enterovirus and the avian flu, which may adversely affect our workforce as well as our local suppliers and customers;

•          import or export licensing requirements imposed by governments;

•          differing labor standards;

•          differing levels of protection of intellectual property;

•          the threat that our operations or property could be subject to nationalization and expropriation;

•          varying practices of the regulatory, tax, judicial and administrative bodies in the jurisdictions where we operate; and

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•          potentially burdensome taxation and changes in foreign tax.

Risks Related to Financial Position and Capital Resources

We have incurred operating losses since our inception and may not be able to achieve profitability.

We have incurred net losses since our inception. For the years ended December 31, 2016, and 2015, we had net losses of $5,650,851, and $1,776,600, respectively. To date, we have financed our operations through private placements of securities and our April 2016 IPO. Our ability to generate sufficient revenue from any of our products in development, and to transition to profitability and generate consistent positive cash flows is dependent upon factors that may be outside of our control. We expect that our operating expenses will continue to increase as we continue to build our commercial infrastructure, develop, enhance and commercialize new products and incur additional operational and reporting costs associated with being a public company. As a result, we expect to continue to incur operating losses for the foreseeable future. These factors raise substantial doubt about our ability to continue as a going concern.

We have concluded there is substantial doubt of our ability to continue as a going concern and our independent registered public accounting firm's report on our financial statements contains an explanatory paragraph describing our ability to continue as a going concern.

In our December 31, 2016 consolidated financial statements, we have concluded and stated our recurring losses from operations, recurring cash flows used in operations, accumulated deficit, and the requirement we raise additional capital in order to fund our ongoing operations beyond March 2017 raise substantial doubt regarding our ability to continue as a going concern. Subsequently, on March 8, 2017, the Company completed the third closing of the private placement offering it initiated in January 2017 and received $1.2 million in gross proceeds and $0.95 million in net proceeds which should fund the Company’s operations into May 2017. Additionally, our independent registered public accounting firm's report on our December 31, 2016 consolidated financial statements includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our plans to address this going concern risk include, pursuing additional closings of the private placement offering initiated in January 2017 and pursuing additional offerings of debt and /or equity securities. The December 31, 2016 consolidated financial statements do not include any adjustments that might result from our inability to consummate such offerings or our ability to continue as a going concern. Moreover, there is no assurance if we consummate additional offerings, we will raise sufficient proceeds in such offerings to pay our financial obligations as they become due. These factors raise substantial doubt about our ability to continue as a going concern.

We will need substantial additional funding and may be unable to raise capital when needed, which could force us to delay, reduce, eliminate or abandon growth initiatives or product development programs.

We intend to continue to make investments to support our business growth. Because we have not generated any revenue or cash flow to date, we will require additional funds to:

•          continue our research and development;

•          protect our intellectual property rights or defend, in litigation or otherwise, any claims that we infringe third-party patents or other intellectual property rights;

•          fund our operations;

•          deliver our new products, if any such products receive regulatory clearance or approval for commercial sale;

•          market acceptance of our products;

•          the cost and timing of expanding our sales, marketing and distribution capabilities;

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•          the effect of competing technological and market developments; and

•          the extent to which we acquire or invest in businesses, products and technologies, although we currently have no commitments or agreements relating to any of these types of transactions.

Debt financing, if available, may involve covenants restricting our operations or our ability to incur additional debt. Any debt financing that we raise may contain terms that are not favorable to us or our stockholders. If we do not have, or are not able to obtain, sufficient funds, we may have to delay product development initiatives or license to third parties the rights to commercialize products or technologies that we would otherwise seek to market. We also may have to reduce marketing, customer support or other resources devoted to our products.

Risks Related to Government Regulation

Any products we may develop may not be approved for sale in the U.S. or in any other country.

Neither we nor any future collaboration partner can commercialize any products we may develop in the U.S. or in any foreign country without first obtaining regulatory approval for the product from the FDA or comparable foreign regulatory authorities. The approval route in the U.S. for any products we may develop may be either via the premarket approval, or PMA, process, a de novo 510(k) pathway, or traditional 510(k). The PMA approval process is more complex, costly and time consuming than the 510(k) process. Additional randomized, controlled clinical trials may be necessary to obtain approval. The approval process may take several years to complete, and may never be obtained. Before obtaining regulatory approvals for the commercial sale of any product we may develop in the U.S., we must demonstrate with substantial evidence, gathered in preclinical and well-controlled clinical studies, that the planned products are safe and effective for use for that target indication. We may not conduct such a trial or may not successfully enroll or complete any such trial. Any products we may develop may not achieve the required primary endpoint in the clinical trial, and may not receive regulatory approval. We must also demonstrate that the manufacturing facilities, processes and controls for any products we may develop are adequate. Moreover, obtaining regulatory approval in one country for marketing of any products we may develop does not ensure we will be able to obtain regulatory approval in other countries, while a failure or delay in obtaining regulatory approval in one country may have a negative effect on the regulatory process in other countries.

Even if we or any future collaboration partner were to successfully obtain a regulatory approval for any product we may develop, any approval might contain significant limitations related to use restrictions for specified age groups, warnings, precautions or contraindications, or may be subject to burdensome post-approval study or risk management requirements. If we are unable to obtain regulatory approval for any products we may develop in one or more jurisdictions, or any approval contains significant limitations, we may not be able to obtain sufficient revenue to justify commercial launch. Also, any regulatory approval of a product, once obtained, may be withdrawn. If we are unable to successfully obtain regulatory approval to sell any products we may develop in the U.S. or other countries, our business, financial condition, results of operations and growth prospects could be adversely affected.

The regulatory approval process is expensive, time consuming and uncertain, and may prevent us or our partners from obtaining approval for the commercialization of any products we may develop. Approval of products in the U.S. or other territories may require that we, or a partner, conduct randomized, controlled clinical trials.

The regulatory pathway in the U.S. for approval of the products we are currently developing has not been determined. However, it is possible that the FDA will require us to file for approval via the PMA pathway for one or more of our planned products. In this case, the FDA is likely to require that randomized, controlled clinical trials be conducted before an application for approval can be filed. These are typically expensive and time consuming, and require substantial commitment of financial and personnel resources from the sponsoring company. These trials also entail significant risk, and the data that results may not be sufficient to support approval by the FDA or other regulatory bodies.

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Furthermore, regulatory approval of a PMA or a 510(k) pathway is not guaranteed, and the filing and approval process itself is expensive and may take several years. The FDA also has substantial discretion in the approval process. Despite the time and expense exerted, failure may occur at any stage, and we could encounter problems that cause us to abandon or repeat clinical studies. The FDA can delay, limit, or deny approval of a future product for many reasons, including but not limited to:

•          a future product may not be deemed to be safe and effective;

•          FDA officials may not find the data from clinical and preclinical studies sufficient;

•          the FDA may not approve our or our third-party manufacturer’s processes or facilities; or

•          the FDA may change its approval policies or adopt new regulations.

If any products we may develop fail to demonstrate safety and efficacy in further clinical studies that may be required, or do not gain regulatory approval, our business and results of operations will be materially and adversely harmed.

Even if we receive regulatory approval for any product we may develop, we will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense and subject us to penalties if we fail to comply with applicable regulatory requirements.

Once regulatory approval has been obtained, the approved product and its manufacturer are subject to continual review by the FDA or non-U.S. regulatory authorities. Our regulatory approval for any products we may develop may be subject to limitations on the indicated uses for which the product may be marketed. Future approvals may contain requirements for potentially costly post-marketing follow-up studies to monitor the safety and efficacy of the approved product. In addition, we are subject to extensive and ongoing regulatory requirements by the FDA and other regulatory authorities with regard to the labeling, packaging, adverse event reporting, storage, advertising, promotion and recordkeeping for our products. In addition, we are required to comply with cGMP regulations regarding the manufacture of any products we may develop, which include requirements related to quality control and quality assurance as well as the corresponding maintenance of records and documentation. Further, regulatory authorities must approve these manufacturing facilities before they can be used to manufacture drug products, and these facilities are subject to continual review and periodic inspections by the FDA and other regulatory authorities for compliance with cGMP regulations. If we or a third party discover previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory authority may impose restrictions on that product, the manufacturer or us, including requiring withdrawal of the product from the market or suspension of manufacturing.

Failure to obtain regulatory approvals in foreign jurisdictions will prevent us from marketing our products internationally.

We intend to seek distribution and marketing partners for one or more of the products we may develop in foreign countries. The approval procedures vary among countries and can involve additional clinical testing, and the time required to obtain approval may differ from that required to obtain FDA approval. Moreover, clinical studies or manufacturing processes conducted in one country may not be accepted by regulatory authorities in other countries. Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one or more foreign regulatory authorities does not ensure approval by regulatory authorities in other foreign countries or by the FDA. However, a failure or delay in obtaining regulatory approval in one country may have a negative effect on the regulatory process in others. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval. We may not obtain foreign regulatory approvals on a timely basis, if at all. We may not be able to file for regulatory approvals and even if we file we may not receive necessary approvals to commercialize our products in any market.

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Healthcare reform measures could hinder or prevent our products’ commercial success.

In the U.S., there have been, and we expect there will continue to be, a number of legislative and regulatory changes to the healthcare system in ways that could affect our future revenue and profitability and the future revenue and profitability of our potential customers. Federal and state lawmakers regularly propose and, at times, enact legislation that could result in significant changes to the healthcare system, some of which are intended to contain or reduce the costs of medical products and services. For example, one of the most significant healthcare reform measures in decades, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, or PPACA, was enacted in 2010. The PPACA contains a number of provisions, including those governing enrollment in federal healthcare programs, reimbursement changes and fraud and abuse measures, all of which will impact existing government healthcare programs and will result in the development of new programs. The PPACA, among other things:

•          imposes a tax of 2.3% on the retail sales price of medical devices sold after December 31, 2012; and

•          could result in the imposition of injunctions.

While the U.S. Supreme Court upheld the constitutionality of most elements of the PPACA in June 2012, other legal challenges are still pending final adjudication in several jurisdictions. In addition, Congress has also proposed a number of legislative initiatives, including possible repeal of the PPACA. At this time, it remains unclear whether there will be any changes made to the PPACA, whether to certain provisions or its entirety. The 2.3% tax on sales of medical devices may be applicable to sales of one or more products we may develop. We cannot assure you that the PPACA, as currently enacted or as amended in the future, will not adversely affect our business and financial results and we cannot predict how future federal or state legislative or administrative changes relating to healthcare reform will affect our business.

In addition, other legislative changes have been proposed and adopted since the PPACA was enacted. For example, the Budget Control Act of 2011, among other things, created the Joint Select Committee on Deficit Reduction to recommend proposals for spending reductions to Congress. The Joint Select Committee did not achieve a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, which triggered the legislation’s automatic reduction to several government programs, including aggregate reductions to Medicare payments to providers of up to 2.0% per fiscal year, starting in 2013. In January 2013, the President signed into law the American Taxpayer Relief Act of 2012, or the ATRA, which delayed for another two months the budget cuts mandated by the sequestration provisions of the Budget Control Act of 2011. The ATRA, among other things, also reduced Medicare payments to several providers, including hospitals, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. In March 2013, the President signed an executive order implementing sequestration, and in April 2013, the 2.0% Medicare reductions went into effect. We cannot predict whether any additional legislative changes will affect our business.

There likely will continue to be legislative and regulatory proposals at the federal and state levels directed at containing or lowering the cost of health care. We cannot predict the initiatives that may be adopted in the future or their full impact. The continuing efforts of the government, insurance companies, managed care organizations and other payors of healthcare services to contain or reduce costs of health care may adversely affect:

•          our ability to set a price that we believe is fair for our products;

•          our ability to generate revenue and achieve or maintain profitability; and

•          the availability of capital.

Further, changes in regulatory requirements and guidance may occur, both in the United States and in foreign countries, and we may need to amend clinical study protocols to reflect these changes. Amendments may require us to resubmit our clinical study protocols to Institutional Review Boards, (“IRB’s”) for reexamination, which may impact the costs, timing or successful completion of a clinical study. In light of widely publicized events concerning the safety risk of certain drug and medical device products, regulatory authorities, members of Congress, the Governmental Accounting Office, medical professionals and the general public have raised concerns about potential safety issues. These events have resulted in the recall and withdrawal of medical device products, revisions to product labeling that further limit use of products and establishment of risk management programs that may, for instance, restrict distribution of certain products or require safety surveillance or patient education. The increased attention to safety issues may result in a more cautious approach by the FDA or other regulatory authorities to clinical studies and the drug approval process. Data from clinical studies may receive greater scrutiny with respect to safety, which may make the FDA or other regulatory authorities more likely to terminate or suspend clinical studies before completion, or require longer or additional clinical studies that may result in substantial additional expense and a delay or failure in obtaining approval or approval for a more limited indication than originally sought.

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Given the serious public health risks of high profile adverse safety events with certain products, the FDA or other regulatory authorities may require, as a condition of approval, costly risk evaluation and mitigation strategies, which may include safety surveillance, restricted distribution and use, patient education, enhanced labeling, special packaging or labeling, expedited reporting of certain adverse events, preapproval of promotional materials and restrictions on direct-to-consumer advertising.

If we fail to comply with healthcare regulations, we could face substantial penalties and our business, operations and financial condition could be adversely affected.

Even though we do not and will not control referrals of healthcare services or bill directly to Medicare, Medicaid or other third-party payors, certain federal and state healthcare laws and regulations pertaining to fraud and abuse and patients’ rights are and will be applicable to our business. We could be subject to healthcare fraud and abuse and patient privacy regulation by both the federal government and the states in which we conduct our business. The regulations that may affect our ability to operate include, without limitation:

•          the federal healthcare program Anti-Kickback Statute, which prohibits, among other things, any person from knowingly and willfully offering, soliciting, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under federal healthcare programs, such as the Medicare and Medicaid programs;

•          the U.S. Foreign Corrupt Practices Act, or FCPA, which prohibits payments or the provision of anything of value to foreign officials for the purpose of obtaining or keeping business;

•          the federal False Claims Act, or FCA, which prohibits, among other things, individuals or entities from knowingly presenting, or causing to be presented, false claims, or knowingly using false statements, to obtain payment from the federal government, and which may apply to entities like us which provide coding and billing advice to customers;

•          federal criminal laws that prohibit executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;

•          the federal transparency requirements under the Health Care Reform Law requires manufacturers of drugs, devices, biologics and medical supplies to report to the Department of Health and Human Services information related to physician payments and other transfers of value and physician ownership and investment interests;

•          the federal Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, which governs the conduct of certain electronic healthcare transactions and protects the security and privacy of protected health information; and

•          state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers.

The PPACA, among other things, amends the intent requirement of the Federal Anti-Kickback Statute and criminal healthcare fraud statutes. A person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. In addition, the PPACA provides that the government may assert that a claim including items or services resulting from a violation of the Federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the FCA.

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If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines and the curtailment or restructuring of our operations. Any penalties, damages, fines, curtailment or restructuring of our operations could adversely affect our ability to operate our business and our financial results. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. Moreover, achieving and sustaining compliance with applicable federal and state privacy, security and fraud laws may prove costly.

Risks Associated with Ownership of Our Common Stock

We may issue shares of our capital stock or debt securities in the future which could reduce the equity interest of our stockholders and might cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 50,000,000 shares of Common Stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $.001 per share. We may issue a substantial number of additional shares of our Common Stock or preferred stock, or a combination of common and preferred stock, to raise additional funds or in connection with any strategic acquisition. The issuance of additional shares of our Common Stock or any number of shares of our preferred stock:

•          may significantly reduce the equity interest of investors;

•          may subordinate the rights of holders of Common Stock if preferred stock is issued with rights senior to those afforded to holders of our Common Stock;

•          may cause a change in control if a substantial number of our shares of Common Stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and most likely also result in the resignation or removal of some or all of our present officers and directors; and

•          may adversely affect prevailing market prices for our Common Stock.

Similarly, if we issue debt securities, it could result in:

•          default and foreclosure on our assets if our operating revenues were insufficient to pay our debt obligations;

•          acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•          our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•          our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding; and

•          our inability to conduct acquisitions, joint ventures or similar arrangements if the debt security contains covenants restricting such transactions or the funding thereof or requiring prior approval of the debt holders.

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Our management and their affiliates control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Our management and their affiliates collectively own approximately 64.7% of our issued and outstanding shares of Common Stock. Accordingly, these individuals would have considerable influence regarding the outcome of any transaction that requires stockholder approval. Furthermore, our Board of Directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a consequence of our “staggered” Board of Directors, only a minority of the Board of Directors will be considered for election in any given year and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome.

A robust public market for our Common Stock may not develop or be sustained, which could affect your ability to sell our Common Stock or depress the market price of our Common Stock.

Our Common Stock is listed on NASDAQ, but we cannot assure you that our Common Stock will continue to trade on this market or another national securities exchange. In addition, we are unable to predict whether an active trading market for our Common Stock will develop or will be sustained. A substantial number of our securities are “restricted securities” as defined in Rule 144 under the Securities Act of 1933, as amended, or the “Securities Act,” and/or are held by affiliates of ours. Securities held by affiliates of an issuer are sometimes referred to as “control securities.” Restricted securities and control securities may only be sold publicly pursuant to a registration statement or an exemption from registration. Rule 144, which provides such an exemption, requires that public sales meet certain conditions, including, in the case of restricted securities, that certain holding period requirements are met and, in the case of control securities (including restricted securities that are control securities), that certain information be publicly available and that sales be made in compliance with certain manner of sale and volume limitations. The public information requirement also applies to sales of restricted securities (even if they are not control securities), if such securities have been held for less than one year. There can be no assurance that we will continue to fulfill the public information requirement or that the other conditions to the availability of Rule 144 will be satisfied, and even if satisfied, the volume limitations of Rule 144 will restrict the number of control securities that may be sold. In addition, our founders are subject to a lock-up agreement that restricts their ability to publicly sell the shares held by them until April 28, 2017. Accordingly, a substantial number of our securities may not be eligible for public sale. If an active market does not develop or is not sustained for the foregoing reasons or for any other reason, it may be difficult for you to sell your securities at the time you wish to sell them, at a price that is attractive to you, or at all.

Our stock price may be volatile, and purchasers of our securities could incur substantial losses.

Our stock price is likely to be volatile. The stock market in general, and the market for life science companies, and medical device companies in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. The market price for our Common Stock may be influenced by many factors, including the following:

•          our ability to successfully commercialize, and realize revenues from sales of, any products we may develop;

•          the performance, safety and side effects of any products we may develop;

•          the success of competitive products or technologies;

•          results of clinical studies of any products we may develop or those of our competitors;

•          regulatory or legal developments in the U.S. and other countries, especially changes in laws or regulations applicable to any products we may develop;

•          introductions and announcements of new products by us, our commercialization partners, or our competitors, and the timing of these introductions or announcements;

•          actions taken by regulatory agencies with respect to our products, clinical studies, manufacturing process or sales and marketing terms;

•          variations in our financial results or those of companies that are perceived to be similar to us;

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•          the success of our efforts to acquire or in-license additional products or other products we may develop;

•          developments concerning our collaborations, including but not limited to those with our sources of manufacturing supply and our commercialization partners;

•          developments concerning our ability to bring our manufacturing processes to scale in a cost-effective manner;

•          announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•          developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our products;

•          our ability or inability to raise additional capital and the terms on which we raise it;

•          the recruitment or departure of key personnel;

•          changes in the structure of healthcare payment systems;

•          market conditions in the medical device, pharmaceutical and biotechnology sectors;

•          actual or anticipated changes in earnings estimates or changes in stock market analyst recommendations regarding our Common Stock, other comparable companies or our industry generally;

•          trading volume of our Common Stock;

•          sales of our Common Stock by us or our stockholders;

•          general economic, industry and market conditions; and

•          the other risks described in this “Risk Factors” section.

These broad market and industry factors may seriously harm the market price of our Common Stock, regardless of our operating performance. In the past, following periods of volatility in the market, securities class action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

Our outstanding IPO Warrants and Series X Warrants may have an adverse effect on the market price of our Common Stock.

We have issued and outstanding IPO Warrants to purchase an aggregate of 1,019,800 shares of our Common Stock. If the Exchange Offer is completed, we will have issued Series X Warrants to purchase up to an aggregate of 13,331,211 shares of our Common Stock. The sale, or even the possibility of sale, of the IPO Warrants, the Series X Warrants or the shares underlying the IPO Warrants or Series X Warrants, could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent our IPO Warrants or Series X Warrants, or any additional warrants we issue, are exercised, you may experience dilution to your holdings.

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The issuance of the shares of Common Stock included in the Units will increase the number of shares outstanding and available for sale in the public markets, which may have an adverse effect on the market price of our Common Stock.

We may issue up to 13,331,211 Units pursuant to the Exchange Offer. The 13,331,211 shares of Common Stock and 13,331,211 Series X Warrants comprising the Units will begin trading separately on the first trading day following the first anniversary of the Expiration Date, provided, however, if such trading day is a Friday, the shares of Common Stock and the Series X Warrants comprising the Units will begin trading separately on the next trading day. At such time, the shares of Common Stock included in the Units, unless they are held by affiliates of ours, will be available for public resale without limitations as to volume or manner of sale. We cannot predict the effect on the market price of our Common Stock from time to time as a result of (i) sales by the holders of such shares in the public markets, (ii) the availability of such shares for sale, or (iii) the perception that such shares may be offered for sale. Sales of substantial amounts of shares of our Common Stock in the public market, or the perception that those sales will occur, could cause the market price of our Common Stock to decline or make future offerings of our equity securities more difficult. Any sale, or perceived impending sale, of a substantial number of shares of our Common Stock could cause our stock price to fluctuate or decline.

Our outstanding Series A Convertible Preferred Stock and Series A Warrants may have an adverse effect on the market price of our Common Stock.

We have issued and outstanding 422,838 Series A Convertible Preferred Shares which are convertible into shares of our Common Stock and Series A Warrants (“Series A Warrants”) to purchase an aggregate of 422,838 shares of our Common Stock. The conversion, or even the possibility of conversion, of the Series A Convertible Preferred Shares, the exercise of the Series A Warrants or the shares underlying the Series A Warrants or Series X Warrants if the Series A Warrants are exchanged for Series X warrants, could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent our Series A Warrants or Series X Warrants issued upon exchange of Series A Warrants, or any additional warrants we issue, are exercised, you may experience dilution to your holdings.

If our initial stockholders exercise their registration rights, it may have an adverse effect on the market price of our Common Stock.

Our initial stockholders are entitled to demand that we register the resale of their securities acquired in connection with our organization and private placements. The presence of additional number of shares of Common Stock and warrants eligible for trading in the public market may have an adverse effect on the market price of our Common Stock.

We do not intend to pay any dividends on our Common Stock at this time.

We have not paid any cash dividends on our shares of Common Stock to date. The payment of cash dividends on our Common Stock in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of our Board of Directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our Board of Directors does not anticipate declaring any dividends on our Common Stock in the foreseeable future. As a result, any gain you will realize on our Common Stock (including Common Stock obtained upon exercise of our warrants) will result solely from the appreciation of such shares.

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We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, which was enacted in April 2012. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier. We will remain an emerging growth company until the earlier of  (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.0 billion, (3) the date on which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th, and (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may suffer or be more volatile.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period under the JOBS Act.

We incur significant costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance initiatives.

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. We will be subject to the reporting requirements of the Exchange Act, the other rules and regulations of the SEC, and the rules and regulations of NASDAQ or any other national securities exchange on which our securities are then trading. Compliance with the various reporting and other requirements applicable to public companies requires considerable time and attention of management. For example, the Sarbanes-Oxley Act and the rules of the SEC and NASDAQ have imposed various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls. Our management and other personnel devote a substantial amount of time to these compliance initiatives. These rules and regulations result in significant legal and financial compliance costs and make some activities more time-consuming and costly. For example, these rules and regulations make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits on coverage or incur substantial costs to maintain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified personnel to serve on our Board of Directors, our board committees, or as executive officers.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act, beginning with our annual report on Form 10-K for the fiscal year ending December 31, 2016. In addition, we will be required to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting beginning with our annual report on Form 10-K following the date on which we are no longer an emerging growth company. Our compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and as our business expands we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our ability to successfully implement our business plan and comply with Section 404 requires us to be able to prepare timely and accurate financial statements. We expect that we will need to continue to improve existing, and implement new operational and financial systems, procedures and controls to manage our business effectively. Any delay in the implementation of, or disruption in the transition to, new or enhanced systems, procedures or controls, may cause our operations to suffer and we may be unable to conclude that our internal control over financial reporting is effective and to obtain an unqualified report on internal controls from our auditors as required under Section 404 of the Sarbanes-Oxley Act. This, in turn, could have an adverse impact on trading prices for our Common Stock, and could adversely affect our ability to access the capital markets.

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If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, our stock price and trading volume could decline.

The trading market for our Common Stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts publish research on our company only to a limited extent. The limited amount of research available on our company may have a negative affect on the trading price for our Common Stock. Furthermore, if one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. In addition, if our operating results fail to meet the forecast of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our Common Stock could decrease, which might cause our stock price and trading volume to decline.

Provisions in our corporate charter documents and under Delaware law could make an acquisition of us more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our corporate charter and our bylaws may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our Common Stock, thereby depressing the market price of our Common Stock. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board of Directors. Because our Board of Directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team. Among others, these provisions include the following.

•          our Board of Directors is divided into three classes with staggered three-year terms which may delay or prevent a change of our management or a change in control;

•          our Board of Directors has the right to elect directors to fill a vacancy created by the expansion of our Board of Directors or the resignation, death or removal of a director, which will prevent stockholders from being able to fill vacancies on our Board of Directors;

•          our certificate of incorporation prohibits cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•          our stockholders are required to provide advance notice and additional disclosures in order to nominate individuals for election to our Board of Directors or to propose matters that can be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company; and

•          our Board of Directors is able to issue, without stockholder approval, shares of undesignated preferred stock, which makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a person who owns in excess of 15.0% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15.0% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

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Our Board of Directors’ ability to issue undesignated preferred stock and the existence of anti-takeover provisions may depress the value of our Common Stock.

Our authorized capital includes 20 million shares of preferred stock. Our Board of Directors has the power to issue any or all of the shares of undesignated preferred stock, including the authority to establish one or more series and to fix the powers, preferences, rights and limitations of such class or series, without seeking stockholder approval. Further, as a Delaware corporation, we are subject to provisions of the Delaware General Corporation Law regarding “business combinations.” We may, in the future, consider adopting additional anti-takeover measures. The authority of our Board of Directors to issue undesignated stock and the anti-takeover provisions of Delaware law, as well as any future anti-takeover measures adopted by us, may, in certain circumstances, delay, deter or prevent takeover attempts and other changes in control of the company not approved by our Board of Directors. As a result, our stockholders may lose opportunities to dispose of their shares at favorable prices generally available in takeover attempts or that may be available under a merger proposal and the market price, voting and other rights of the holders of Common Stock may also be affected.

Future sales and issuances of our Common Stock or rights to purchase Common Stock could result in additional dilution of the percentage ownership of our stockholders and could cause our share price to fall.

We also expect that significant additional capital will be needed in the future to continue our planned operations. To the extent that we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell Common Stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell Common Stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders. In addition, in the past, we have issued warrants to acquire shares of Common Stock. To the extent these warrants are ultimately exercised, you will sustain further future dilution.

Risks Related to the Exchange Offer

Your tender of Shares for exchange will not be accepted if you fail to follow the Exchange Offer procedures.

We will issue you Units pursuant to the Exchange Offer only after a timely receipt of your properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, if you want to tender your Shares for exchange pursuant to the Exchange Offer, please allow sufficient time to ensure timely processing of your exchange. If we do not receive your Letter of Transmittal and other required documents as part of the tender of your Shares by the Expiration Date, we will not accept your tender of Shares for exchange for the issuance of the Units. We are generally under no duty to give notification of defects or irregularities with respect to the tender of your Shares for exchange pursuant to the Exchange Offer. If there are defects or irregularities with respect to your tender of Shares for exchange, we may not accept your tender of Shares for exchange pursuant to the Exchange Offer.

Due to the speculative nature of the Series X Warrants, there is no guarantee that the Series X Warrants will ever be profitable for holders of Series X Warrants to exercise the Series X Warrants.

The Series X Warrants offered as part of the Exchange Offer do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price for a limited period of time. Specifically, Series X Warrant holders may exercise their right to acquire the underlying Common Stock, at an exercise price of $6.00 per share, commencing on the first trading day following the later of (i) the date the final stockholder approval has been obtained in order to meet the requirements of Nasdaq Stock Market Rule 5635(d) and (ii) October 31, 2018 and ending on April 30, 2024, or earlier upon redemption. In certain circumstances, the Series X Warrants may be exercisable on a cashless basis. There can be no assurance that the market price of the Common Stock will ever equal or exceed the exercise price of the Series X Warrants, and, consequently, whether it will ever be profitable for holders of the Series X Warrants to exercise the Series X Warrants.

The Units and the Series X Warrants may not be listed for trading on NASDAQ.

As indicated above, we cannot guarantee that the Units and Series X Warrants will be approved for listing on NASDAQ. As a result, the Units and Series X Warrants may be traded in the over-the-counter markets, such as the OTCQB market, which are inter-dealer markets that may provide significantly less liquidity than NASDAQ.

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Shares of our Common Stock are currently listed on NASDAQ, but such shares of Common Stock underlying the Units will not begin trading separately until the first trading day following the first anniversary of the Expiration Date; provided, however, if such trading day is a Friday, the shares of Common Stock and the Series X Warrants comprising the Units will begin trading separately on the next trading day.

As a holder of the Series X Warrants, you will not be entitled to any rights with respect to our Common Stock, but you will be subject to all changes made with respect to our Common Stock.

If you hold any of our Series X Warrants, you will not be entitled to any rights with respect to our Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions, if any, on our Common Stock), but you will be subject to all changes affecting our Common Stock. You will have rights with respect to our Common Stock only when we deliver shares of Common Stock to you upon exercise of your Series X Warrants. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the delivery of Common Stock, if any, to you, you will not be entitled to vote on the amendment with respect to the shares of Common Stock that are subject to such delivery, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our Common Stock.

If we do not maintain a current and effective prospectus relating to the shares of Common Stock issuable upon exercise of our Series X Warrants, holders will be able to exercise such warrants only on a “cashless basis.”

If we do not maintain a current and effective prospectus relating to the shares of Common Stock issuable upon exercise of the Series X Warrants at the time that holders wish to exercise such warrants, they will be able to exercise them only on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. As a result, the number of shares of Common Stock that holders will receive upon exercise of the Series X Warrants will be fewer than it would have been had such holder exercised his Series X Warrant for cash. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current and effective prospectus relating to the shares of Common Stock issuable upon exercise of the Series X Warrants until the expiration of the Series X Warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in the Company may be reduced.

We may amend the terms of the Series X Warrants with the approval by the holders of Series X Warrants representing at least two-thirds of the shares of Common Stock issuable upon exercise of such Series X Warrant.

Our Series X Warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement requires the written consent of the Company and the holders of Series X Warrants representing at least two-thirds of the shares of Common Stock issuable upon exercise of such Series X Warrants in order to make amend the terms of the Series X Warrants.

The U.S. federal income tax consequences of the Exchange Offer are uncertain.

We have not obtained and do not intend to obtain a ruling from the IRS, regarding the U.S. federal income tax consequences of the Exchange Offer. You should consult with your own tax advisor with regard to the possibility of any federal, state, local or other tax consequences of this Exchange Offer. See “Certain United States Federal Income Tax Considerations.”

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USE OF PROCEEDS

Because this transaction is an offer to holders to exchange their Shares for Units, there is no source of funds or other cash consideration being paid to us to from those tendering Shares pursuant to the Exchange Offer. Therefore, we will not receive any cash proceeds from the issuance of the Units. We may receive proceeds from the exercise of the Series X Warrants once they become exercisable, and we intend to use any such proceeds for working capital purposes. We estimate that the total amount of cash required to complete the transactions contemplated by the Exchange Offer, including the payment of any fees, expenses and other related amounts incurred in connection with the transactions will be approximately $135,000. We expect to have sufficient funds to complete the transactions contemplated by the Exchange Offer and to pay fees, expenses and other related amounts from our cash on hand.

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GENERAL TERMS OF THE EXCHANGE OFFER

Purpose of the Exchange Offer

The Exchange Offer has been structured to (i) reward current holders of our securities and (ii) provide incentives for long-term ownership of our securities by both existing and new investors.

Terms of the Exchange Offer

Upon the terms and subject to the conditions described in this prospectus and in the Letter of Transmittal, we are offering to issue Units to the holders of Shares who tender such Shares for exchange on or prior to the Expiration Date. All Shares that are (i) not tendered prior to the Expiration Date; or (ii) tendered but withdrawn any time before the Expiration Date or, for any reason, not accepted by us, will remain outstanding and unmodified, subject to their current terms.

Upon the closing of the Exchange Offer, we will issue to the holder of each properly tendered Share one (1) Unit. Each Unit will be comprised of one (1) share of Common Stock and one (1) Series X Warrant. The Series X Warrants will be exercisable for one (1) share of Common Stock at $6.00 per share, subject to adjustment as described in this prospectus, commencing on the first trading day following the later of (i) the date the final stockholder approval has been obtained in order to meet the requirements of Nasdaq Stock Market Rule 5635(d) and (ii) October 31, 2018 and ending on April 30, 2024, or earlier upon redemption. The shares of Common Stock underlying the Units and the Series X Warrants comprising the Units will begin trading separately on the first trading day following the first anniversary of the Expiration Date; provided, however, if such trading day is a Friday, the Units will begin trading separately on the next trading day. See “Description of Securities Included in the Exchange Offer.”

The Exchange Offer is not conditioned on any minimum number of Shares being tendered.

As of today, there are 13,331,211 Shares subject to the Exchange Offer.  This prospectus and the Letter of Transmittal are being sent to all registered holders of Shares. There will be no fixed record date for determining registered holders of Shares entitled to participate in the Exchange Offer.

The Exchange Agent will act as agent for the tendering holders of Shares for the purposes of receiving (i) Shares being tendered and (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, and any other documents required thereby. We will issue the Units promptly after the Expiration Date.

We intend to conduct the Exchange Offer in accordance with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated by the SEC thereunder.

Expiration Time

The Exchange Offer will expire on the Expiration Date, which is at 5:00 p.m., New York City time, on [●], 2017, unless extended by us in our sole discretion.

Extensions, Termination or Amendment

Subject to applicable law, we expressly reserve the right, at any time or at various times, and regardless of whether any events preventing satisfaction of the conditions to the Exchange Offer, to extend the period of time that the Exchange Offer remains open by giving oral (to be confirmed in writing) or written notice of such extension to the Exchange Agent and by making public disclosure by press release or other appropriate means of such extension as required by law.

During any extension of the Exchange Offer, all Shares previously tendered for exchange and not accepted by us will remain subject to the Exchange Offer. In addition, we may waive conditions to the Exchange Offer without extending the Exchange Offer in accordance with applicable law.

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If any of the conditions described below under “General Terms of the Exchange Offer — Conditions to the Exchange Offer” have not been satisfied or waived with respect to the Exchange Offer, we reserve the right, in our sole discretion:

•          to extend the Exchange Offer;

•          to delay accepting any tender of Shares for exchange pursuant to the Exchange Offer;

•          to terminate the Exchange Offer; or

•          to otherwise amend the Exchange Offer in any respect in compliance with applicable securities laws and stock exchange rules.

Announcements

Any extension, termination or amendment of the Exchange Offer will be followed as promptly as practicable by announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Date. Without limiting the manner in which we may choose to make such announcement, we will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by making a release to an appropriate news agency or another means of announcement that we deem appropriate.

Acceptance of Tender of Shares Pursuant to the Exchange Offer

If the conditions to the Exchange Offer are satisfied, or if we waive all of the conditions that have not been satisfied, on the Expiration Date or promptly thereafter, we will accept the properly tendered Shares by notifying the Exchange Agent of our acceptance. The notice may be oral if we promptly confirm it in writing.

We expressly reserve the right, in our sole discretion, to delay acceptance of the tender of Shares for exchange pursuant to the Exchange Offer (subject to Rule 14e–1c under the Exchange Act, which requires that we issue the Units or return Shares tendered for exchange pursuant to the Exchange Offer promptly after termination or withdrawal of the Exchange Offer), or to terminate the Exchange Offer and not accept the tender of Shares pursuant to the Exchange Offer, (1) if any of the conditions to the Exchange Offer shall not have been satisfied or validly waived by us, or (2) in order to comply in whole or in part with any applicable law.

In all cases, the Units will be issued only after timely receipt by the Exchange Agent of (1) Shares being tendered, either by physical delivery of the certificate or by Book-Entry Confirmation of the transfer of Shares into the Exchange Agent’s account at DTC, and (2) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, or an Agent’s Message (as defined below) in lieu thereof, and any other documents required thereby.

For purposes of the Exchange Offer, we will have accepted Shares tendered for exchange pursuant to the Exchange Offer, if, as and when we give oral or written notice to the Exchange Agent of our acceptance of such Shares pursuant to the Exchange Offer. In all cases, the issuance of the Units will be made by the deposit of such consideration with the Exchange Agent, which will act as your agent for the purposes of receiving such consideration from us, and delivering such consideration to you.

If, for any reason whatsoever, acceptance of any tendered Shares for exchange or the issuance of the Units is delayed or we extend the Exchange Offer or are unable to accept the tender of Shares pursuant to the Exchange Offer, then, without prejudice to our rights set forth herein, we may instruct the Exchange Agent to retain the tendered Shares and such tender may not be withdrawn, subject to the limited circumstances described in “General Terms of the Exchange Offer—Withdrawal of Tender” below.

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We will have the right, which may be waived, to reject the defective tender of Shares for exchange pursuant to the Exchange Offer as invalid and ineffective. If we waive our rights to reject a defective tender, subject to the other terms and conditions of the Exchange Offer, you will be entitled to the Units.

We will pay or cause to be paid all transfer taxes with respect to the tender of Shares for exchange pursuant to the Exchange Offer unless the box titled “Special Issuance Instructions” or the box titled “Special Delivery Instructions” on the Letter of Transmittal has been completed, as described in the instructions thereto.

Procedures for Participating in the Exchange Offer

General

In order to participate in the Exchange Offer, you must tender your Shares as described below. It is your responsibility to tender your Shares. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

If you have any questions or need help in tendering your Shares for exchange pursuant to the Exchange Offer, please contact the Exchange Agent or the Information Agent whose addresses and telephone numbers are listed on the back cover page of this prospectus.

The method of tendering Shares and delivering the Letters of Transmittal and other required documents is at your election and risk. If delivery is by mail, we recommend that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery.

ALL DELIVERIES IN CONNECTION WITH THE EXCHANGE OFFER, INCLUDING THE LETTER OF TRANSMITTAL AND SHARES MUST BE MADE TO THE EXCHANGE AGENT. NO DELIVERIES SHOULD BE MADE TO THE COMPANY OR THE INFORMATION AGENT, AND ANY DOCUMENTS DELIVERED TO THE COMPANY OR THE INFORMATION AGENT WILL NOT BE FORWARDED TO THE EXCHANGE AGENT AND THEREFORE WILL NOT BE DEEMED TO BE PROPERLY TENDERED.

Proper Tender

The Shares are currently held in certificated form on books of the Company and in book-entry form through DTC. To validly tender your Shares pursuant to the Exchange Offer, on or prior to the Expiration Date, the Exchange Agent must receive:

•    the Shares being tendered, either by physical delivery of the certificate or by Book-Entry Confirmation of the transfer of Shares into the Exchange Agent’s account at DTC; and

•    the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, or an Agent’s Message (as defined below) in lieu thereof, and any other documents required thereby.

In the Letter of Transmittal, the holder of Shares must: (1) set forth his, her or its name and address; (2) set forth the number of Shares tendered; and (3) if Shares are held in certificated form, set forth the number of the Share certificate(s) representing such Shares.

If the Letter of Transmittal is signed by someone other than the registered owner of Shares (for example, if the registered owner has appointed a power of attorney, assigned Shares to a third-party, or is unable to execute the Letter of Transmittal), Shares must be endorsed or accompanied by appropriate assignment documents, in either case signed exactly as the name(s) of the registered owner(s) appear on Shares, with the signature(s) on Shares or assignment documents guaranteed.

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DTC Participants

The Exchange Agent has or will establish an account with respect to Shares at DTC for purposes of the Exchange Offer, and any financial institution that is a participant in the DTC system and whose name appears on a security position listing as the record owner of Shares may make book-entry delivery of Shares by causing DTC to transfer Shares into the Exchange Agent’s account at DTC in accordance with DTC’s procedure for transfer. Although delivery of Shares may be effected through book-entry transfer into the Exchange Agent’s account at DTC, either an Agent’s Message or a Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, along with any required signature guarantees and any other required documents, must be transmitted to and received by the Exchange Agent in accordance with the instructions specified in the Letter of Transmittal and at one of the addresses set forth on the back cover of this prospectus prior to the Expiration Date.

In lieu of physically completing and signing the Letter of Transmittal and delivering it to the Exchange Agent, DTC participants may electronically transmit their acceptance of the Exchange Offer through DTC’s automated tender offer program, for which the transaction will be eligible. In accordance with DTC’s automated tender offer program procedures, DTC will then verify the acceptance of the Exchange Offer and send an Agent’s Message to the Exchange Agent for its acceptance.

If a holder of Shares transmits its acceptance through DTC’s automated tender offer program, delivery of such Shares must be made to the Exchange Agent pursuant to the book-entry delivery procedures set forth herein. Unless such holder of Shares tenders Shares by book-entry delivery, we may, at our option, treat such tender as defective for purposes of acceptance and the right to receive the Units pursuant to the Exchange Offer. Delivery of documents to DTC (physically or by electronic means) does not constitute delivery to the Exchange Agent. If you desire to tender Shares prior to the Expiration Date, you must allow sufficient time for completion of the DTC’s automated tender offer program procedures during the normal business hours of DTC on such date.

The term “Agent’s Message” means a message, transmitted by DTC to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC exchanging Shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against the participant. The term “Book-Entry Confirmation” means a timely confirmation of a book-entry transfer of Shares into the Exchange Agent’s account at DTC.

Procedures for Tendering Shares Held Through a Custodian

If you are a beneficial owner of Shares, but the holder of such Shares is a custodial entity such as a bank, broker, dealer, trust company or other nominee or custodian, and you seek to tender your Shares for exchange pursuant to the Exchange Offer, you must provide appropriate instructions to such a bank, broker, dealer, trust company or other nominee or custodian in order to tender through DTC’s automated tender offer program with respect to such Shares. Beneficial owners may be instructed to complete and deliver an instruction letter to such holder of Shares for this purpose. We urge you to contact such person that holds Shares for you if you wish to tender your Shares for exchange pursuant to the Exchange Offer.

Signature Guarantees

Signatures on all Letters of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program (a “Medallion Signature Guarantor”), unless the Letter of Transmittal is delivered, and any Shares tendered thereby are delivered (i) by a registered holder of Shares (or by a participant in DTC whose name appears on a security position listing as the owner of such Shares) who has not completed either the box entitled “Special Delivery Instructions” or “Special Issuance Instructions” on the Letter of Transmittal or (ii) for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an “Eligible Institution”). If Shares are registered in the name of a person other than the signer of the Letter of Transmittal, or if Shares not accepted for tender pursuant to the Exchange Offer are to be returned to a person other than such holder of Shares, then the signatures on the Letters of Transmittal accompanying the delivery of Shares must be guaranteed by a Medallion Signature Guarantor as described above.

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Guaranteed Delivery Procedures

If a holder of Shares wants to tender his, her or its Shares for exchange pursuant to the Exchange Offer, but (1) the Share certificates are not immediately available, or (2) time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date, holders of Shares can still tender their Shares if all the following conditions are met:

•    the tender is made by or through an “Eligible Institution”;

•    the Exchange Agent receives by hand, mail, overnight courier or facsimile transmission, on or prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery in the form the Company has provided with this document, with signatures guaranteed by an Eligible Institution; and

•    the Exchange Agent receives, within three (3) business days after the date of its receipt of the Notice of Guaranteed Delivery: (i) if Shares are held in certificated form, the certificates for all tendered Shares, (ii) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, and any other documents required thereby.

In any event, Shares will be accepted for exchange and Units will be issued pursuant to the Exchange Offer only if the Exchange Agent has timely received the applicable foregoing items.

Determination of Validity of Tender

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tendered Shares pursuant to any of the procedures described above, and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any or all tender of any Shares determined by us not to be in proper form, or if the acceptance of or tender of such Shares may, in the opinion of our counsel, be unlawful. We also reserve the right to waive any conditions to the Exchange Offer that we are legally permitted to waive.

Your tender of Shares for exchange pursuant to the Exchange Offer will not be deemed to have been made until all defects or irregularities in your tender have been cured or waived. Neither we, the Exchange Agent, the Information Agent, nor any other person or entity is under any duty to give notification of any defects or irregularities in any tender or withdrawal of any tender pursuant to the Exchange Offer, or will incur any liability for failure to give any such notification.

Please send all materials related to the tender of Shares for exchange pursuant to the Exchange Offer to the Exchange Agent only and not to us or the Information Agent.

Withdrawal of Tender

Your right to withdraw the tender of any Shares for exchange pursuant to the Exchange Offer will expire on the Expiration Date.

To be effective, a written or facsimile transmission notice of withdrawal of a tender of Shares or a properly transmitted “Request Message” through DTC’s automated tender offer program system must:

•    be received by the Exchange Agent at one of the addresses specified on the back cover of this prospectus prior to the Expiration Date;

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•    specify the name of the holder of the tendered Shares to be withdrawn;

•    contain the description of Shares to be withdrawn; and

•    be signed by the holder of Shares in the same manner as the original signature on the Letter of Transmittal or be accompanied by documents of transfer sufficient to have the trustee register the transfer of Shares into the name of the person withdrawing the tender of such Shares.

If the tendered Shares to be withdrawn have been delivered or otherwise identified to Exchange Agent, a signed notice of withdrawal is effective immediately upon receipt by the Exchange Agent of written or facsimile transmission of the notice of withdrawal or revocation (or receipt of a Request Message) even if physical release is not yet effected. A withdrawal of tendered Shares can only be accomplished in accordance with the foregoing procedures.

If you withdraw tendered Shares, you will have the right to re-tender such Shares on or prior to the Expiration Date in accordance with the procedures described above for tendering Shares. If we amend or modify the terms of the Exchange Offer, or the information concerning the Exchange Offer, in a manner determined by us to constitute a material change to the holders of Shares, we will disseminate additional Exchange Offer materials and extend the period of the Exchange Offer, including any withdrawal rights, to the extent required by law and as we determine necessary. An extension of the Expiration Date will not affect a holder of Shares’ withdrawal rights unless otherwise provided or as required by applicable law.

Return of Shares

If we do not accept any Shares tendered pursuant to the Exchange Offer for any reason described in the Exchange Offer or if a greater number of Shares are tendered than the holder of Shares desires to tender pursuant to the Exchange Offer or if Shares so tendered are withdrawn pursuant to the Exchange Offer, we will return such Shares to the tendering holder. In the case of Shares that are tendered by book-entry transfer into the Exchange Offer’s account at DTC according to the procedures described below, such Shares will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the Exchange Offer.

Your Representations to Us

By signing or agreeing to be bound by the Letter of Transmittal and other required documents, you will represent to us that, among other things, that you have full power and authority to tender, transfer, assign and exercise your Shares tendered hereby and that you have good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances.

Resales

Each broker-dealer that receives Units for its own account in exchange for the tender of Shares, where such Shares were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Units. See “Plan of Distribution.”

Conditions to the Exchange Offer

Notwithstanding any other provisions of the Exchange Offer, we will not be required to accept the tendered Shares for exchange pursuant to the Exchange Offer or to issue the Units pursuant to the Exchange Offer, and may terminate, amend or extend the Exchange Offer or delay issuing the Units, if any of the following shall occur or exist or have not been satisfied, or have not been waived by us, prior to the Expiration Date:

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•    any order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority that prohibits or materially restricts the consummation of the Exchange Offer;

•    there shall be instituted or pending any action, proceeding, application, claim or counterclaim by any government or governmental authority or agency, domestic or foreign, or by any other person, domestic or foreign, before any court or governmental regulatory or administrative agency, authority or tribunal, domestic or foreign, that, in our reasonable judgment, following the receipt of advice of counsel, would make the acceptance of the tender of some or all of Shares pursuant to the Exchange Offer illegal;

•    there shall have occurred or be likely to occur any event affecting our business or financial affairs that, in our reasonable judgment, would prevent or materially restrict or delay consummation of the Exchange Offer; or

•    the registration statement of which this prospectus forms a part shall not have been declared effective by the SEC, or any stop order suspending the effectiveness of such registration statement shall have been issued.

These conditions are for our benefit and may be asserted by us or may be waived by us, including any action or inaction by us giving rise to any condition, or may be waived by us, in whole or in part, at any time and from time to time at or prior to the Expiration Date, in our sole discretion. We may additionally terminate the Exchange Offer if any condition is not satisfied on or prior to the Expiration Date. If any of these events occur, subject to the termination rights described above, we may (i) return any tendered Shares to you, (ii) extend the Exchange Offer and retain all tendered Shares until the expiration of the extended Exchange Offer, or (iii) amend the Exchange Offer in any respect by giving oral or written notice of such amendment to the Exchange Agent and making public disclosure of such amendment to the extent required by law.

We have not made a decision as to what circumstances would lead us to waive any condition, and any such waiver would depend on circumstances prevailing at the time of such waiver. Although we have no present plans or arrangements to do so, we reserve the right to amend, at any time, the terms of the Exchange Offer. We will give holders of Shares notice of such amendments as may be required by applicable law.

The Exchange Offer is not conditioned on any minimum number of Shares being tendered.

Plans and Proposals

Except as described above and except for acquisition of Units pursuant to the Exchange Offer and additional sales of securities under the Purchase Agreement among the Company and the investor parties thereto dated January 26, 2017 (“Purchase Agreement”), there are no present plans or proposals which relate to or would result in: (a) the acquisition by any person of additional securities of the Company, or the disposition of securities of the Company; (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the Company or any of its subsidiaries; (c) a purchase, sale or transfer of a material amount of assets of the Company or any of its subsidiaries; (d) any change in the present Board or management of the Company; (e) any material change in the present dividend rate or policy, or indebtedness or capitalization of the Company; (f) any other material change in the Company’s corporate structure or business; (g) changes in the Certificate or Bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any person; (h) a class of equity security of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act; or (i) the suspension of the Company’s obligation to file reports pursuant to Section 15(d) of the Exchange Act.

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Fees and Expenses

We will bear the expenses of soliciting tenders of Shares for exchange pursuant to the Exchange Offer. The principal solicitation is being made by mail; however, the Company may make additional solicitation by mail, facsimile, email, telephone or in person by our officers and regular employees and those of our affiliates.

We will pay the Exchange Agent and Information Agent reasonable and customary fees in connection with the Exchange Offer and will reimburse the Exchange Agent and Information Agent for reasonable out-of-pocket expenses incurred by it in connection with the provision of such services. We may also pay banks, brokers, dealers, trust companies or other nominees or custodians the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, Letter of Transmittal and related documents to the beneficial owners of Shares and in handling or forwarding tendered Shares pursuant to the Exchange Offer.

We will pay cash expenses to be incurred in connection with the Exchange Offer. They include:

•	SEC registration fees for the Units;

•	fees and expenses of the Exchange Agent and the Information Agent;

•	accounting and legal fees;

•	printing costs; and

•	related fees and expenses.

If your Shares or Units are held or will be held through a bank, broker, dealer, trust company or other nominee or custodian on your behalf, your bank, broker, dealer, trust company or other nominee or custodian may charge you a commission or other fees for doing so.

Transfer Taxes

If you tender your Shares for exchange pursuant to the Exchange Offer, you will not be required to pay any transfer taxes. We will pay all transfer taxes, if any, applicable to the tender of Shares pursuant to the Exchange Offer. The tendering holder will, however, be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•    certificates representing the Units or Shares for amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Shares tendered;

•    tendered Shares are registered in the name of any person other than the person signing the Letter of Transmittal; or

•    a transfer tax is imposed for any reason other than the issuance of Units in exchange for the tender of Shares pursuant to the Exchange Offer.

If satisfactory evidence of payment of any transfer taxes payable by a tendering holder is not submitted with the Letter of Transmittal, the amount of the transfer taxes will be billed directly to that tendering holder. The Exchange Agent will retain possession of the Units with a value equal to the amount of the transfer taxes due until it receives payment of the taxes.

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Consequences of Failure to Tender

If you currently hold Shares and do not tender such Shares pursuant to the Exchange Offer, then, following the expiration of the Exchange Offer, your Shares will remain outstanding and unmodified, subject to their current terms.

Other

Participation in the Exchange Offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial, legal, and tax advisors in making your decision on what action to take.

In the future, we may, at our discretion, seek to acquire Shares in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any Shares that are not tendered pursuant to the Exchange Offer or to file a registration statement to permit resales of any untendered Shares, except as required by the registration rights agreement.

Information Agent and Exchange Agent

We have retained Morrow Sodali as the Information Agent for the Exchange Offer and have appointed Continental Stock Transfer & Trust Company as the Exchange Agent for the Exchange Offer.

You should direct any questions regarding procedures for delivering a completed Letter of Transmittal or Notice of Guaranteed Delivery or tendering your Shares to the Exchange Agent using the contact information below:

By mail:

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

New York, New York 10004

By hand, express mail, courier, or other expedited service:

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

New York, New York 10004

Telephone: (917) 262-2378

Facsimile (for Eligible Institutions Only): (212) 616-7610

E-mail: reorg@continentalstock.com

Delivery to an address other than set forth above will not constitute a valid delivery.

You should direct any other questions or requests for assistance concerning the Exchange Offer to the Information Agent or the Company using the contact information below:

Morrow Sodali

470 West Avenue

Stamford, Connecticut 06902

Telephone: (203) 658-9400

E-mail: PAVmed@morrowsodali.com

PAVmed Inc.

One Grand Central Place, Suite 4600

New York, NY 10165

Telephone: (212) 949-4319

E-mail: info@pavm.com

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INTERESTS OF DIRECTORS IN THE EXCHANGE OFFER

Certain of our officers and directors individually, or as a result of their ownership interest in certain entities collectively hold (i) 8,627,995, shares and (ii) 8,630,370 warrants and 478,090 options, both of which are exercisable in the next sixty (60) days.

None of these officers, directors or affiliates have indicated their intentions with respect to their potential participation in the Exchange Offer, however, the interests that these officers, directors and affiliates would have in the Exchange Offer are no different than interests that any other holders would have in the Exchange Offer.

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DESCRIPTION OF SECURITIES INCLUDED IN THE EXCHANGE OFFER

We are offering to issue Units, consisting of shares of Common Stock and Series X Warrants, in exchange for the valid tender of Shares prior to, and not withdrawn before, the Expiration Date.

The description of the material provisions of the shares of Common Stock and Series X Warrants set forth herein are only summaries and are qualified in their entirety by reference to the provisions of our certificate of incorporation and bylaws and the Series X Warrant agreement, each of which has been filed as, or incorporated by reference as, an exhibit to the registration statement of which this prospectus forms a part. Copies of these documents are also available to security holders of the Company and prospective investors upon request. You should refer to such documents for a complete description of our obligations and your rights.

Units

Each Unit consists of one (1) share of our Common Stock and one (1) Series X Warrant. The shares of Common Stock and the Series X Warrants comprising the Units will begin trading separately on the first trading day following the first anniversary of the Expiration Date; provided, however, if such trading day is a Friday, the securities comprising the Units will begin trading separately on the next trading day.

Common Stock

Our Common Stock is described below under “Description of Securities.”

Series X Warrants

Each Series X Warrant will be exercisable for one (1) share of Common Stock at an exercise price of $6.00 per share, subject to adjustment as set forth in this prospectus, commencing at 9:00 a.m., New York City time, on the first trading day following the later of (i) the date the final stockholder approval has been obtained in order to meet the requirement of Nasdaq Stock Market Rule 5635(d) and (ii) October 31, 2018 and ending at 5:00 p.m., New York City time, on April 30, 2024, or earlier upon redemption. The Series X Warrants have no anti-dilution protection.

Holders may exercise Series X Warrants by paying the exercise price in cash or, if at any time after the six (6) month anniversary of the Closing Date, there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of Common Stock underlying the Series X Warrants, then each Series X Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”. At any time after April 30, 2019, the Company, may at its option, redeem all, but not less than all, of the outstanding Series X Warrants at a price of $0.01 per Series X Warrant if the volume weighted average price per share of the Common Stock has been at least $18.00 (as adjusted for stock splits, stock dividends, or similar events occurring after the Closing Date) for twenty trading days out of the thirty trading day period ending three business days prior to the notice of redemption in addition to certain other conditions.

The Series X Warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement requires the written consent of the Company and the holders of Series X Warrants representing at least two-thirds of the shares of Common Stock issuable upon exercise of such Series X Warrants in order to make amend the terms of the Series X Warrants. Under the terms of the warrant agreement, we have agreed to use our commercially reasonable best efforts to meet these conditions and to maintain a current prospectus relating to the shares of Common Stock issuable upon exercise of the Series X Warrants until the expiration of the Series X Warrants.

Listing

We intend to apply to list the Units and Series X Warrants on NASDAQ. If we cannot secure approval for such listing, we intend to list the Units and Series X Warrants on the OTCQB Market or other trading market.

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Even if the listing of the Units and Series X Warrants on NASDAQ is approved, there can be no assurance that a robust trading market for the Units and Series X Warrants will develop.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is, and if our application to list the Units and Series X Warrants on NASDAQ, on the OTCQB Market or on another trading market is granted, the transfer agent and registrar for the Units and Series X Warrants will be Continental Stock Transfer & Trust Company.

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DESCRIPTION OF SECURITIES

General

We are authorized to issue 50,000,000 shares of Common Stock, par value $.001, and 20,000,000 shares of preferred stock, par value $.001.

The following description of our capital stock and certain provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to our certificate of incorporation and our bylaws. Copies of these documents were filed with the SEC as exhibits to our registration statement in connection with our IPO.

As of March 31, 2017, we had 13,331,211 outstanding shares of our Common Stock and 422,838 outstanding shares of our Series A Convertible Preferred Stock (the “Series A Preferred”). As of such date, we also had outstanding (i) 422,838 Series A Warrants at an exercise price of $8.00 per share (which may be exchanged for four (4) Series X Warrants with an exercise price of $6.00 per share), (ii) 10,579,695 IPO Warrants at an exercise price of $5.00 per share, (iii) unit purchase options entitling the holders thereof to purchase 53,000 IPO units at an exercise price of $5.50 per unit, which units are identical to the units sold in the Company’s IPO and consist of one share of Common Stock and one IPO Warrant to purchase a share of Common Stock at $5.00 per share, and (iv) employee stock options entitling the holders thereof to purchase 1,883,313 shares of Common Stock at a weighted average exercise price of $5.25 per share.

Common Stock

Holders of Common Stock are entitled to one vote per share on matters on which our stockholders vote. There are no cumulative voting rights. Subject to any preferential dividend rights of any outstanding shares of preferred stock, holders of Common Stock are entitled to receive dividends, if declared by our board of directors, out of funds that we may legally use to pay dividends. If we liquidate or dissolve, holders of Common Stock are entitled to share ratably in our assets once our debts and any liquidation preference owed to any then-outstanding preferred stockholders are paid. Our certificate of incorporation does not provide the Common Stock with any redemption, conversion or preemptive rights. All shares of Common Stock that are outstanding as of the date of this prospectus will be fully-paid and non-assessable.

Preferred Stock

Our Board of Directors has the authority, without action by our stockholders, to designate and issue up to 20,000,000 shares, $0.001 par value per share, of preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of our Common Stock. The Board’s authority to issue preferred stock without stockholder approval could make it more difficult for a third party to acquire control of our company, and could discourage such attempt.

Series A Preferred Stock

On January 26, 2017, in order to authorize the shares of Series A Preferred, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State. The Certificate of Designation fixes the rights, preferences, powers, restrictions and limitations of the Series A Preferred. Capitalized terms in the description of the Series A Preferred herein have the definitions ascribed thereto in the Certificate of Designation. The Certificate of Designation can be found as Exhibit 3.1 to the Form 8-K which the Company filed with the SEC on February 1, 2017.

The Series A Preferred is a component of the units being offered pursuant to the Purchase Agreement (the “Private Placement Units”). As of March 31, 2017, 422,838 Private Placement Units have been sold.

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Each share of Series A Preferred shall be convertible, at any time and from time to time, after the date the final stockholder approval has been obtained in order to meet the requirement of Nasdaq Stock Market Rule 5635(d) at the option of the holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series A Preferred ($6.00) by the conversion price.  The initial conversion price, which is also $6.00 shall be adjusted in the event the Company  (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of a dividend on, the Series A Preferred), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company. In addition, the conversion price is subject to weighted average anti-dilution protection which can cause an increase in the number of shares of Common Stock issuable upon conversion of the Series A Preferred as a result of reductions in the conversion price.

The holders of Series A Preferred shall be entitled to receive, when, as and if declared by the Company’s Board of Directors cumulative dividends at the rate of 8% per annum of the Stated Value per share of Series A Preferred per annum. Such dividends shall accrue and cumulate whether or not the Company has earnings or surplus, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared by the Company’s Board of Directors. All accumulated and unpaid dividends shall compound quarterly at the rate of 8% of the Stated Value per annum. Through the Dividend Payment Date of April 1, 2021, the dividends shall be payable in-kind in additional shares of Series A Preferred, rounded up to the nearest whole share. For Dividend Payment Dates occurring after the April 1, 2021 Dividend Payment Date, such dividends shall be paid at the option of the Company in any combination of shares of Series A Preferred, cash or shares of Common Stock. If the Company determines to pay any dividends in shares of Common Stock, the number of shares of Common Stock payable shall be equal to the quotient of (i) the amount of the dividend per share of Series A Preferred to be paid in shares of Common Stock and (ii) the average of the volume weighted average price per share for the ten (10) consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Dividend Payment Date determined as of the Dividend Payment Date.

The holders of Series A Preferred shall have no voting rights. However, as long as any shares of Series A Preferred are outstanding, the Company shall not, without the affirmative vote of holders representing at least two-thirds of the then outstanding shares of the Series A Preferred , (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred or alter or amend the Certificate of Designation, (ii) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (iii) increase the number of authorized shares of Series A Preferred except as to pay dividends, (iv) create any class of equity security that would rank senior to the Series A Preferred as to dividends or rights in a Liquidation (as defined in the Certificate of Designation), or (v) enter into any agreement with respect to any of the foregoing.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event (as defined in the Certificate of Designation), the holders of shares of Series A Preferred then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred been converted into Common Stock in accordance with the Certificate of Designation immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

IPO Warrants

We currently have 10,579,695 warrants outstanding, consisting of 1,019,400 warrants sold in our IPO and 9,560,295 warrants issued in several private placements that occurred prior to our IPO, all of which converted into identical warrants issued in the IPO (collectively, the “IPO Warrants”).

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Each IPO Warrant entitles the registered holder to purchase one share of our Common Stock at a price of $5.00 per share, subject to adjustment as discussed below. Each IPO Warrant is currently exercisable and will expire on January 29, 2022 at 5:00 p.m., New York City time. However, no IPO Warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of Common Stock issuable upon exercise of the IPO Warrants and a current prospectus relating to such shares of Common Stock. Notwithstanding the foregoing, if a registration statement covering the shares of Common Stock issuable upon exercise of the IPO Warrants is not effective when the IPO Warrants become exercisable, IPO Warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise IPO Warrants on a cashless basis in the same manner as if we called the IPO Warrants for redemption and required all holders to exercise their IPO Warrants on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the IPO Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the IPO Warrants, multiplied by the difference between the exercise price of the IPO Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of Common Stock for the 10 trading days ending on the trading day prior to the date of exercise. Pursuant to an agreement between us and the founders, the 8,083,049 warrants originally issued to the founders, which now constitute IPO Warrants shall be exercisable on a “cashless” basis in their hands.

Commencing April 28, 2017, we may redeem the outstanding IPO Warrants (other than those outstanding prior to our IPO held by our management, founders and members thereof, but including warrants held by the initial investors), at our option, in whole or in part, at a price of $0.01 per IPO Warrant:

•    at any time while the IPO Warrants are exercisable,

•    upon a minimum of 30 days’ prior written notice of redemption,

•    if, and only if, the volume weighted average price of our Common Stock equals or exceeds $10.00 (subject to adjustment) for any 20 consecutive trading days ending three business days before we send the notice of redemption, provided that the average daily trading volume in the stock is at least 20,000 shares per day, and

•    if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such IPO Warrants.

The right to exercise will be forfeited unless the IPO Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of an IPO Warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such IPO Warrant.

The redemption criteria for our IPO Warrants have been established at a price which is intended to provide IPO Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the IPO Warrant exercise price so that if the share price declines as a result of our redemption call, the redemption should not cause the share price to drop below the exercise price of the IPO Warrants.

If we call the IPO Warrants for redemption as described above, we will have the option to require all holders that wish to exercise IPO Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the IPO Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the IPO Warrants, multiplied by the difference between the exercise price of the IPO Warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average reported last sale price of the shares of Common Stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of IPO Warrants. Whether we will exercise our option to require all holders to exercise their IPO Warrants on a “cashless basis” will depend on a variety of factors including the price of our shares of Common Stock at the time the IPO Warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.

The IPO Warrants have been issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company (the “IPO Warrant Agent”), and us (the “IPO Warrant Agreement”). The IPO Warrant Agreement provides that the terms of the IPO Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding IPO Warrants in order to make any change that adversely affects the interests of the registered holders.

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The exercise price and number of shares of Common Stock issuable on exercise of the IPO Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the IPO Warrants will not be adjusted for issuances of shares of Common Stock at a price below their respective exercise prices.

The IPO Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the IPO Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of IPO Warrants being exercised. The IPO Warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their IPO Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the IPO Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no IPO Warrants will be exercisable and we will not be obligated to issue shares of Common Stock unless at the time a holder seeks to exercise such IPO Warrant, a prospectus relating to the shares of Common Stock issuable upon exercise of the IPO Warrants is current and the shares of Common Stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the IPO Warrants. Under the terms of the Warrant Agreement, we have agreed to use our commercially reasonable best efforts to meet these conditions and to maintain a current prospectus relating to the shares of Common Stock issuable upon exercise of the IPO Warrants until the expiration of the IPO Warrants.

No fractional shares will be issued upon exercise of the IPO Warrants. If, upon exercise of the IPO Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to the IPO Warrant holder.

Series A Warrants

Each Series A Warrant is exercisable at any time after the date the final stockholder approval has been obtained in order to meet the requirement of Nasdaq Stock Market Rule 5635(d). Such approval is required inasmuch as the potential exists for the Company issuing 20% or more of its outstanding shares of Common Stock at a price below its current market price due to certain anti-dilution protections. Each Series A Warrant will remain exercisable until April 30, 2024 and is exercisable for one (1) share of Common Stock at an initial exercise price of $8.00 (the “Series A Exercise Price”).  The Series A Exercise Price is subject to weighted average anti-dilution protection which could cause the exercise price to decrease upon any issuances of shares of Common Stock or common stock equivalents at less than the current exercise price. No such reduction, however, shall cause the number of shares issuable upon exercise of a Series A Warrant to increase. Holders may exercise Series A Warrants by paying the exercise price in cash or, if at any time after the six (6) month anniversary of the Closing Date, there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of Common Stock underlying the Series A Warrants, then each Series A Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”. In addition, each Series A Warrant can be exchanged through April 30, 2024 for four (4) Series X Warrants. As of March 31, 2017, we have issued 422,838 Series A Warrants.

Series X Warrants

Each Series X Warrant will be exercisable for one (1) share of Common Stock at an exercise price of $6.00 per share, subject to adjustment as set forth in this prospectus, commencing at 9:00 a.m., New York City time, on the first trading day following the later of (i) the date the final stockholder approval has been obtained in order to meet the requirement of Nasdaq Stock Market Rule 5635(d) and (ii) October 31, 2018 and ending at 5:00 p.m., New York City time, on April 30, 2024, or earlier upon redemption. The Series X Warrants have no anti-dilution protection.

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Holders may exercise Series X Warrants by paying the exercise price in cash or, if at any time after the six (6) month anniversary of the Closing Date, there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of Common Stock underlying the Series X Warrants, then each Series X Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”. At any time after April 30, 2019, the Company, may at its option, redeem all, but not less than all, of the outstanding Series X Warrants at a price of $0.01 per Series X Warrant if the volume weighted average price per share of the Common Stock has been at least $18.00 (as adjusted for stock splits, stock dividends, or similar events occurring after the Closing Date) for twenty trading days out of the thirty trading day period ending three business days prior to the notice of redemption in addition to certain other conditions.

The Series X Warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement requires the written consent of the Company and the holders of Series X Warrants representing at least two-thirds of the shares of Common Stock issuable upon exercise of such Series X Warrants in order to make amend the terms of the Series X Warrants. Under the terms of the warrant agreement, we have agreed to use our commercially reasonable best efforts to meet these conditions and to maintain a current prospectus relating to the shares of Common Stock issuable upon exercise of the Series X Warrants until the expiration of the Series X Warrants.

Unit Purchase Options

On April 28, 2016, the Company issued unit purchase options to the selling agents in the Company’s IPO. The unit purchase options provide for the purchase of 53,000 units at an exercise price of $5.50 per unit. Each unit covered by the unit purchase options is identical to the units sold in the Company’s IPO and consists of one share of Common Stock and one IPO Warrant to purchase a share of Common Stock at $5.00 per share.

Dividends

We have not paid any cash dividends on our shares of Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of our Board of Directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our Board of Directors does not anticipate declaring any dividends in the foreseeable future.

Anti-takeover provisions

Certificate of Incorporation and Bylaws

Provisions in our corporate charter and our bylaws may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our Common Stock, thereby depressing the market price of our Common Stock. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board of Directors. Because our Board of Directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team. Among others, these provisions include the following.

•     our Board of Directors is divided into three classes with staggered three-year terms which may delay or prevent a change of our management or a change in control;

•     our Board of Directors has the right to elect directors to fill a vacancy created by the expansion of our Board of Directors or the resignation, death or removal of a director, which will prevent stockholders from being able to fill vacancies on our Board of Directors;

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•     our certificate of incorporation prohibits cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•     our stockholders are required to provide advance notice and additional disclosures in order to nominate individuals for election to our Board of Directors or to propose matters that can be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company; and

•     our Board of Directors is able to issue, without stockholder approval, shares of undesignated preferred stock, which makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, or Section 203, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•     before such date, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

• upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by: (i) persons who are directors and also officers; and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•     on or after such date, the business combination is approved by our board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•     any merger or consolidation involving the corporation and the interested stockholder;

•     any sale, transfer, pledge or other disposition of ten percent (10%) or more of the assets of the corporation involving the interested stockholder;

•     subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•     any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•     the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, fifteen percent (15%) or more of the outstanding voting stock of the corporation.

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Listing

We list our Common Stock and the IPO Warrants on NASDAQ under the trading symbols “PAVM” and “PAVMW,” respectively. We intend to apply to list the Units and Series X Warrants on NASDAQ. If we cannot secure approval for such listing, we intend to list the Units and Series X Warrants on the OTCQB Market or other trading market.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock and the warrant agent and registrar for our IPO Warrants is Continental Stock Transfer & Trust Company. If our application to list the Units and Series X Warrants on NASDAQ, on the OTCQB Market or on another trading market is granted, the transfer agent and registrar for the Units and Series X Warrants will be Continental Stock Transfer & Trust Company.

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CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences that we believe will be applicable to holders of Shares who participate in this Exchange Offer. However, we have not requested a ruling from the IRS or any opinion of counsel with regard to the treatment of warrant holders participating in the exchange and there can be no assurance, as discussed below, that the IRS will not take a position inconsistent with our expectations.

The following is a summary of the material U.S. federal income tax consequences to holders that own and hold Shares as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and that exchange Shares for Units (comprised of Common Stock and Series X Warrants) pursuant to the Exchange Offer. This discussion does not address all of the tax consequences that may be relevant to a holder based on its individual circumstances and does not address tax consequences applicable to holders that may be subject to special tax rules, such as: financial institutions; insurance companies; regulated investment companies; tax-exempt organizations; dealers or traders in securities or currencies; holders that actually or constructively own 5% or more of our Common Stock; holders that hold Common Stock as part of a position in a straddle or a hedging, conversion or integrated transaction for U.S. federal income tax purposes; holders that have a functional currency other than the U.S. dollar; holders that received their Common Stock as compensation for the performance of services; or holders that are not U.S. persons (as defined for U.S. federal income tax purposes). Moreover, this summary does not address any state, local or foreign tax consequences or any U.S. federal non-income tax consequences of the exchange of Common Stock for Units pursuant to the Exchange Offer or, except as discussed herein, any tax reporting obligations of a holder. Holders should consult their tax advisors as to the specific tax consequences to them of the Exchange Offer in light of their particular circumstances.

If an entity treated as a partnership for U.S. federal income tax purposes holds Common Stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Holders owning their Common Stock through a partnership should consult their tax advisors regarding the U.S. federal income tax consequence of exchanging Common Stock for Units pursuant to the Exchange Offer.

This summary is based on the Code, applicable Treasury regulations, administrative pronouncements and judicial decisions, each as in effect on the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, or differing interpretations by the IRS or a court, which could affect the tax consequences described herein.

Generally, an exchange of common stock for common stock and a warrant to acquire common stock in the same corporation is treated as a “recapitalization” under Section 368(a) pursuant to which no gain or loss should be recognized by the exchanging shareholder. Accordingly, holders of the Common Stock should not recognize any gain or the loss in the Exchange Offer. Assuming that the holders of the Common Stock do not recognize any gain or other income on the Exchange Offer, a holder’s aggregate basis in the Units will be the same as the holder’s aggregate tax basis in the Common Stock exchanged in the Exchange Offer. This basis will be allocated between the shares of Common Stock and the Series X Warrants (which comprise the Units) in proportion to the relative fair market values on the date that the transactions are consummated. The current Exchange Offer, however, may be viewed for federal income tax purposes, as a distribution of the Series X Warrants with respect to the Common Stock. Under Section 305, a distribution of stock rights is taxable if the distribution (or a series of distributions of which such a distribution is part) results in (a) the receipt of property by some stockholders (such as dividends); and (b) an increase in the proportionate interests of other stockholders in the assets or earnings of the corporation. As a result, a transaction in the future may cause a holder to be treated as if it received a constructive distribution under Section 305 with respect to the value of the Series X Warrant. Because the Company has no accumulated earnings and profits (within the meaning of the Internal Revenue Code) and expects to have no earnings and profits for 2017, any such constructive distribution could result in a reduction of the basis attributable to a holder’s Common Stock and taxable income to the extent the value of the constructive distribution exceeds a holder’s basis.

Additionally, there is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the Units, and, therefore, that treatment is not entirely clear. Each Unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one Share and one Series X Warrant. Because there are no authorities that directly address instruments similar to the Units, the allocation an investor makes with respect to the value of the Unit between the Common Stock and Series X Warrants included in the Units could be challenged by the IRS or the courts.

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Medicare surtax on net investment income

Non-corporate U.S. holders whose income exceeds certain thresholds generally will be subject to 3.8% surtax on their “net investment income” (which generally will include, among other things, dividends on the Common Stock, and capital gain from the sale or other taxable disposition of, the Units, the Common Stock or the warrants). Non-corporate U.S. holders should consult their own tax advisors regarding the possible effect of such tax on their ownership and disposition of the Units.

Information Reporting and Backup Withholding Tax

U.S. information reporting and backup withholding tax requirements apply to certain payments to certain holders of the Units. Information reporting generally will apply to payments of dividends on the Common Stock, and to gross proceeds from the sale, redemption or disposition of the Units, Common Stock or warrants, other than to an exempt recipient, if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. An exempt recipient includes a corporation, a payee that is not a United States person and that provides appropriate certification and certain other persons. The backup withholding tax rate currently is 28 percent.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against such holder’s U.S. federal income tax liability, or as a refund, provided that the holder has timely complied with all applicable reporting obligations or refund claim procedures.

U.S. holders should consult their tax advisors regarding any reporting obligations that may arise with respect to the acquisition, ownership or disposition of the Units. Failure to company with applicable reporting requirements could result in substantial penalties.

Foreign Account Tax Compliance Act

Under certain circumstances, the Company or its paying agent may be required, pursuant to the Foreign Account Tax Compliance Act and the regulations promulgated thereunder (“FATCA”), to withhold U.S. tax at a rate of 30% on all or a portion of payments of dividends or other corporate distributions paid to (i) a foreign financial institution, unless such institution enters into an agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners) or (ii) a foreign entity that is not a financial institution, unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any United States person.

Holders are urged to consult their personal tax advisors concerning the tax consequences of an exchange pursuant to Exchange Offer based on their particular circumstances.

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PLAN OF DISTRIBUTION

We are offering up to 13,331,211 Units, including up to 13,331,211 shares of Common Stock and 13,331,211 Series X Warrants, to holders of our Shares pursuant to the Exchange Offer set forth in the section entitled “General Terms of the Exchange Offer.”

We are offering up to 13,331,211 shares of Common Stock, which are issuable upon exercise of the Series X Warrants. Pursuant to the terms of the Series X Warrants, shares of our Common Stock will be issued to those Series X Warrant holders who exercise their Series X Warrants as described in “Description of Securities Included in the Exchange Offer” and “Description of Securities.” We do not know if or when the Series X Warrants will be exercised. We also do not know whether any of the shares of Common Stock acquired upon exercise of the Series X Warrants will be sold.

Each broker-dealer that receives Units for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of Units.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Units received in exchange for Shares if Shares were acquired as a result of market-making activities or other trading activities.

We will not receive any proceeds from any sale of Units by broker-dealers. Units received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions:

•          on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•          ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•          in the over the counter market;

•          block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•          purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•          an exchange distribution or other future transaction exchange-related transaction in accordance with the rules of the applicable exchange or exchange-related transaction;

•          privately negotiated transactions;

•          short sales;

•          through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•          a combination of any such methods of sale; and

•          any other method permitted pursuant to applicable law.

Any such resale may be made directly to purchasers or to or through brokers or dealers. Brokers or dealers may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Units. An “underwriter” within the meaning of the Securities Act includes:

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•	any broker-dealer that resells Units that were received by it for its own account pursuant to the Exchange Offer; or

•	any broker or dealer that participates in a distribution of such Units.

Any profit on any resale of Units and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

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ACCOMPANYING INFORMATION

Accompanying this prospectus is a copy of our annual report to stockholders on Form 10-K for our fiscal year ended December 31, 2016 and a copy of Amendment No. 1 to our annual report. Such annual report includes our audited consolidated financial statements for the two fiscal years ended December 31, 2016 and 2015.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered hereby will be passed upon for us by Greenberg Traurig, LLP, McLean, Virginia.

EXPERTS

The consolidated financial statements of PAVmed Inc. and Subsidiary as of and for the years ended December 31, 2016 and 2015, which are incorporated in this prospectus by reference to the Annual Report on Form 10-K, as amended, for the year ended December 31, 2016 have been so incorporated in reliance on the report of Citrin Cooperman & Company, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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Offer to Exchange

One Share of Common Stock for One Unit, Each Unit Consisting of One Share of Common Stock and One Series X Warrant to Purchase One Share of Common Stock

of

PAVmed Inc.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 PM

NEW YORK CITY TIME, ON [●], UNLESS EXTENDED (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”)

We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You may not rely on unauthorized information or representations.

This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities.

The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus or selling securities to you.

Until [●], 2017, all dealers that effect transactions in these securities, whether or not participating in the exchange offer may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware, or DGCL, provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

The Registrant’s charter and bylaws provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

There is no litigation pending or, to the best of the registrant’s knowledge, threatened which might or could result in a claim for indemnification by a director or officer.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits

See “Exhibit Index” below, which follows the signature pages to this registration statement.

Item 22. Undertakings

The undersigned registrants hereby undertake:

(i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(2) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(iv) That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(v) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(2) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

(3) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(4) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(vi) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(vii) To requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(viii) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 10th day of April, 2017.

PAVMED INC.

By:	/s/ Lishan Aklog, M.D.
Name: Lishan Aklog, M.D.
Title: Chief Executive Officer and Chairman of the Board

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Lishan Aklog, M.D. and Dennis M. McGrath, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Lishan Aklog, M.D. and Dennis M. McGrath or either of them acting in the absence of the others, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments to this report, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC.

Signature	Title	Date

/s/ Lishan Aklog, M.D.	Chief Executive Officer and Chairman of the Board
Lishan Aklog, M.D.	(Principal Executive Officer)	April 10, 2017

/s/ Dennis M. McGrath	Chief Financial Officer
Dennis M. McGrath	(Principal Financing and Accounting Officer)	April 10, 2017

/s/ Michael Glennon	Vice Chairman	April 10, 2017
Michael Glennon

/s/ James L. Cox, M.D.	Director	April 10, 2017
James L. Cox, M.D.

/s/ Ira S. Greenspan	Director	April 10, 2017
Ira S. Greenspan

/s/ Joshua R. Lamstein	Director	April 10, 2017
Joshua R. Lamstein

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/s/ Ronald M. Sparks	Director	April 10, 2017
Ronald M. Sparks

/s/ David Weild IV	Director	April 10, 2017
David Weild IV

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation (1)

3.2	Certificate of Amendment to Certificate of Incorporation (1)

3.3	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (2)

3.4	Bylaws (1)

4.1	Specimen Common Stock Certificate (1)

4.2	Specimen Warrant Certificate (1)

4.3	Form of Series A Warrant (2)

4.4	Form of Series X Warrant (2)

4.5	Warrant Agreement, dated April 28, 2016, between Continental Stock Transfer & Trust Company and PAVmed (3)

4.6	2014 Long-Term Equity Incentive Plan (1)

4.7	Form of Unit Purchase Option (1)

4.8	Form of Warrant Agreement, dated April [●], 2017, between Continental Stock and Transfer & Trust Company and PAVmed*

5.1	Opinion of Greenberg Traurig, LLP *

10.1	Patent Option Agreement (1)

10.2.1	Employment Agreement between PAVmed and Dr. Aklog (1)

10.2.2	Amendment to Employment Agreement between PAVmed and Dr. Aklog (1)

10.2.3	Second Amendment to Employment Agreement between PAVmed and Dr. Aklog (1)

10.2.4	Third Amendment to Employment Agreement between PAVmed and Dr. Aklog (7)

10.3.1	Form of Subscription Agreement (July 2014) (1)

10.3.2	Form of Subscription Agreement (November 2014) (1)

10.4.1	Form of Letter Agreement with HCFP Capital Partners III LLC (1)

10.4.2	Form of Letter Agreement with Pavilion Venture Partners LLC (1)

10.5.1	Letter agreement regarding corporate opportunities executed by Dr. Lishan Aklog (1)

10.5.2	Letter agreement regarding corporate opportunities executed by Michael Glennon (1)

10.5.3	Letter agreement regarding corporate opportunities executed by Dr. Brian deGuzman (1)

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10.6	Management services agreement between PAVmed and HCP/Advisors LLC (1)

10.7	Employment Agreement between PAVmed and Richard Fitzgerald (1)

10.8	Employment Agreement between PAVmed and Dr. Brian deGuzman (4)

10.9.1	Consulting Agreement between PAVmed and Michael Glennon (5)

10.9.2	Amendment to Consulting Agreement between PAVmed and Michael Glennon (7)

10.10	Securities Purchase Agreement (6)

10.11	Registration Rights Agreement (6)

10.12	Separation Agreement between PAVmed and Richard Fitzgerald *

10.13	Employment Agreement between PAVmed and Dennis M. McGrath *

23.1	Consent of Citrin Cooperman & Company, LLP

23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages hereto)

99.1	Form of Letter of Transmittal*

99.2	Form of Letter to Brokers*

99.3	Form of Letter to Clients*

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-203569).
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on February 1, 2017.
(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 3, 2016.
(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 19, 2016.
(5)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 14, 2016.
(6)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on February 1, 2017.
(7)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on February 16, 2017.

* To be filed by subsequent amendment.

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